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             **CONFIDENTIAL TREATMENT REQUESTED BY ASHWORTH, INC.**

                                                                    EXHIBIT 99.1

                     MEMBERSHIP INTERESTS PURCHASE AGREEMENT

                                  BY AND AMONG

                                W.C. BRADLEY CO.,

                       BRADLEY SPECIALTY RETAILING, INC.,

                              YOUNG AN HAT COMPANY,

                               J. NEIL STILLWELL,

                             GEORGIA NELL STILLWELL,

                               PHIL R. STILLWELL,

                              JEFFERY N. STILLWELL,

                          THOMAS PATRICK ALLISON, JR.,

                              CALVIN J. MARTIN, JR.

                                       AND

                           ASHWORTH ACQUISITION CORP.

                            DATED AS OF JULY 6, 2004

Note: Material has been omitted from this document pursuant to a request for confidential treatment filed with the Securities and Exchange Commission (the "Commission") on July 21, 2004. Such material is denoted by the insertion of "****" in place of the omitted text. An unredacted version of this document was filed with the Commission.

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             **CONFIDENTIAL TREATMENT REQUESTED BY ASHWORTH, INC.**

                     MEMBERSHIP INTERESTS PURCHASE AGREEMENT

      THIS MEMBERSHIP INTERESTS PURCHASE AGREEMENT (this "AGREEMENT") is made as of July 6, 2004 by and among W.C. Bradley Co., a Georgia corporation ("W.C. BRADLEY"); Bradley Specialty Retailing, Inc., a Georgia corporation ("BRADLEY RETAILING"); Young An Hat Company, a Korean entity ("YOUNG AN HAT"); J. Neil Stillwell, an individual ("N. STILLWELL"); Georgia Nell Stillwell, an individual ("G. STILLWELL"); Phil R. Stillwell, an individual ("P. STILLWELL"); Jeffery N. Stillwell, an individual ("J. STILLWELL"); Thomas Patrick Allison, Jr., an individual ("ALLISON"); Calvin J. Martin, Jr., an individual ("MARTIN" and, together with W.C. Bradley, Bradley Retailing, Young An Hat, N. Stillwell, G. Stillwell, P. Stillwell, J. Stillwell and Allison, the "SELLING MEMBERS"); and Ashworth Acquisition Corp., a Delaware corporation ("BUYER"). Capitalized terms used in this Agreement not otherwise defined have the meanings ascribed to them in Section 9.1 hereof.

      A. The Selling Members are the sole members of Gekko Brands, LLC, an Alabama limited liability company (the "COMPANY"), and collectively hold one hundred percent (100%) of the membership interests, including, but not limited to, all common and preferred interests, in the Company (the "MEMBERSHIP INTERESTS").

      B. The Company owns or leases all of its assets related to, or used in connection with, the Company's headwear manufacturing and sales business, which include, among other matters, operations relating to the "Kudzu" and "The Game" brands.

      C. The Selling Members desire to sell to Buyer, and Buyer desires to purchase from the Selling Members, all of the Membership Interests owned by the Selling Members on the terms and conditions set forth in this Agreement.

      NOW, THEREFORE, in consideration of the foregoing premises and the mutual representations, warranties and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE 1
                                SALE AND PURCHASE

      1.1 AGREEMENT TO SELL AND PURCHASE. On and subject to the terms and conditions of this Agreement, at the Closing, (a) the Selling Members shall sell to Buyer the Membership Interests; and (b) Buyer shall purchase from the Selling Members the Membership Interests.

      1.2 PURCHASE PRICE. As payment in full for all the Membership Interests and subject to any other adjustments provided in this Agreement, Buyer shall pay to the Selling Members an aggregate purchase price equal to (a) Twenty-Three Million U.S. Dollars ($23,000,000) (the "BASE PURCHASE PRICE"); plus (b) a promissory note of Buyer in aggregate principal amount of One Million U.S. Dollars ($1,000,000) in favor of W.C. Bradley, in the form attached hereto as Exhibit A (the "BRADLEY NOTE"); plus (c) any Installment Payments, as applicable.

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             **CONFIDENTIAL TREATMENT REQUESTED BY ASHWORTH, INC.**

      1.3   INSTALLMENT PAYMENTS.

            Schedule 1.3 sets forth the terms and conditions of the Installment Payments (as defined in Schedule 1.3).

      1.4   BASE PURCHASE PRICE HOLDBACK.

            (a) Holdback. As security for each Selling Member's indemnification obligations under Article 7, but without limitation of each of their obligations under this Agreement, an amount equal to **** ($****) (together with any applicable interest paid thereon, the "HOLDBACK AMOUNT") shall be withheld from the Base Purchase Price otherwise payable by Buyer to the Selling Members and deposited by Buyer in a segregated escrow account with Synovus Trust Company, N.A. (the "HOLDBACK ACCOUNT"), bearing simple interest at three and one-half percent (3.5%) per annum, pursuant to the escrow agreement in the form attached hereto as Exhibit B (the "ESCROW AGREEMENT").

            (b) Release of Holdback. Pursuant to the Escrow Agreement, Buyer shall authorize and request the escrow holder to pay to the Selling Members on November 1, 2005 (the "HOLDBACK EXPIRY"), any positive amount equal to (i) the Holdback Amount less (ii) the sum of (A) all resolved but unpaid Claims owing to the Buyer Indemnitees existing on the Holdback Expiry, plus (B) all unresolved Claims made by the Buyer Indemnitees prior to the Holdback Expiry in accordance with Article 7 ("UNRESOLVED CLAIMS"). Any remaining Holdback Amount (together with any interest thereon) that is not released on the Holdback Expiry shall, as each Unresolved Claim is resolved, be released to the Selling Members or paid to any Buyer Indemnitee to satisfy such Unresolved Claim, in such amounts as are appropriate to reflect the resolution of such Claim. The parties shall use their best efforts to resolve such Claims as promptly as possible. In any event, the balance of the Holdback Amount shall be distributed to the Selling Members on or before May 1, 2006, regardless of the status of Unresolved Claims. The release of any remaining Holdback Amount (together with interest thereon) from the Holdback Account in accordance with this Section 1.4(b) shall be by wire transfer of immediately available funds, in accordance with each Selling Member's duly authorized payment instructions and will be distributed in the same percentages as each Selling Member's respective ownership interest as of the Closing Date. Notwithstanding the release of funds pursuant to this Section 1.4(b), the Selling Members shall remain liable for the amount of any Unresolved Claims made by Buyer in good faith prior to October 31, 2005; provided that any such liability shall be subject to the terms, conditions and limitations set forth in Article 7.

      1.5 SELLING MEMBER ALLOCATION. The Base Purchase Price, any Installment Payment and any make-up Installment Payment shall be payable by Buyer to each Selling Member in accordance with the allocation schedule attached hereto as
Schedule 1.5.

      1.6 PURCHASE PRICE ALLOCATION. Buyer and each Selling Member shall allocate the Purchase Price (and all other capitalizable costs) for all purposes (including financial accounting and Tax purposes) in accordance with the allocation schedule attached hereto as Schedule 1.6. The parties hereto acknowledge that such allocation has been made in the manner required by Section 1060 of the Internal Revenue Code of 1986, as amended (the "CODE"). The Buyer and each Selling Member shall prepare and file an IRS Form 8594 in a timely fashion in accordance

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             **CONFIDENTIAL TREATMENT REQUESTED BY ASHWORTH, INC.**

with the rules under Section 1060 of the Code. To the extent that the Purchase Price is adjusted after the Closing Date, the parties hereto shall revise and amend such Schedule and IRS Form 8594 in the same manner and according to the same procedure as used in preparing Schedule 1.6 attached hereto.

      1.7   CLOSING.

            (a) Closing Date. The Closing will take place via facsimile with originals to follow via overnight delivery at the offices of Gibson, Dunn & Crutcher LLP, 4 Park Plaza, Irvine, California, on either July 6, 2004 or such other date that the parties hereto may mutually agree after all the conditions set forth in Article 5 have either been satisfied or, in the case of conditions not satisfied, waived in writing by the party entitled to the benefit of such conditions (the "CLOSING DATE").

            (b) Closing Deliverables of Selling Members. At the Closing, the Selling Members shall deliver to Buyer:

                  (i) a duly executed Escrow Agreement in the form attached hereto as Exhibit B from each Selling Member;

                  (ii) duly executed membership interests assignments, in the form attached hereto as Exhibit C (the "MEMBERSHIP INTERESTS ASSIGNMENTS"), from each Selling Member;

                  (iii) duly executed employment agreements, in the form attached hereto as Exhibit D (the "EMPLOYMENT AGREEMENTS"), from each of N. Stillwell, Allison, Martin, P. Stillwell and J. Stillwell;

                  (iv) a duly executed amended and restated sublease, in the form attached hereto as Exhibit E (the "AMENDED AND RESTATED LEASE AGREEMENT"), from 16 Downing, LLC, the landlord of the Phenix City, Alabama property;

                  (v) duly executed affidavits that satisfy the requirements of Code Section 1445(b)(2), in the form attached hereto Exhibit F (the "NON-FOREIGN AFFIDAVITS"), from each Selling Member, other than Young An Hat;

                  (vi) a duly executed subordination agreement, in the form attached hereto as Exhibit G (the "SUBORDINATION AGREEMENT"), from W.C. Bradley;


                  (vii) duly executed resignations, dated as of the Closing Date, of the manager of the Company and manager of the Company's subsidiaries;

                  (viii) a certificate of the Secretary of State of the State of Alabama as to the legal existence and good standing (including tax) of the Company in the State of Alabama, dated no more than ten (10) business days prior to the Closing Date;

                  (ix) a certificate of the Secretary of State of the jurisdiction of their respective organization as to the legal existence and good standing (including tax) of each

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             **CONFIDENTIAL TREATMENT REQUESTED BY ASHWORTH, INC.**

subsidiary of the Company in such jurisdiction, dated no more than ten (10) business days prior to the Closing Date;

                  (x) certificates of the Secretaries of State or other similar governmental official of each jurisdiction in which the Company and its subsidiaries is required to qualify to do business as to the due qualification and good standing (including tax) of the Company and its subsidiaries in each such jurisdiction, respectively, dated no more than ten (10) business days prior to the Closing Date;

                  (xi) certificates of the Secretary of State of Georgia as to the legal existence and good standing of W.C. Bradley and Bradley Retailing dated no more than ten (10) business days prior to the Closing Date;

                  (xii) the certificates, other documents, legal opinion and consents required to be delivered by the Selling Members under Section 5.2; and

                  (xiii) such other certificates, documents and instruments incident to the transactions contemplated by this Agreement as Buyer or its counsel may reasonably request.

            (c) Closing Deliverables of Buyer. At the Closing, Buyer shall deliver to the Selling Members:

                  (i) the Base Purchase Price less the Holdback, by wire transfer of immediately available funds to Page, Scrantom, Sprouse, Tucker & Ford, P.C. for distribution as set forth on Schedule 1.5 in accordance with the duly authorized payment instructions provided in writing by the Selling Members to Buyer at least three (3) business days prior to the Closing Date;

                  (ii) a certificate of the Secretary of State of the State of Delaware as to the legal existence and good standing of Buyer in the State of Delaware, dated no more than three (3) business days prior to the Closing Date;

                  (iii) the certificate and legal opinion required to be delivered by Buyer under Section 5.3;

                  (iv) a duly executed Escrow Agreement in the form attached hereto as Exhibit B;

                  (v) a duly executed Sublease Guaranty in the form attached hereto as Exhibit H, from Ashworth; and

                  (vi) such other certificates, documents and instruments incident to the transactions contemplated by this Agreement as the Selling Members or their counsel may reasonably request.

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             **CONFIDENTIAL TREATMENT REQUESTED BY ASHWORTH, INC.**

                                    ARTICLE 2
                REPRESENTATIONS AND WARRANTIES OF SELLING MEMBERS

      Each representation and warranty contained in this Article 2 is qualified by the disclosure made with respect to any such particular representation and warranty in the Company Disclosure Schedule attached hereto as Schedule 2, to the extent that such disclosure specifically identifies the section or subsection which it qualifies. This Article 2 and the Company Disclosure Schedule shall be read together as an integrated provision. Except as specifically set forth on the Company Disclosure Schedule, each Selling Member hereby individually and separately and not jointly and severally make the representations and warranties to Buyer as set forth below. Each Selling Member's representation or warranty is limited to the extent it applies to such Selling Member or the Company. No Selling Member makes any representation or warranty herein with respect to any other Selling Member. Any item disclosed in any particular section contained in the Company Disclosure Schedule shall constitute an exception to all other representations and warranties made in this
Article 2 to which it is apparent on its face such item applies.

      2.1 ORGANIZATION AND GOOD STANDING. W.C. Bradley, Bradley Retailing and Young An Hat are corporations duly incorporated, validly existing and in good standing under the laws of the jurisdictions of their respective incorporation, with full corporate power and authority to own the Membership Interests. N. Stillwell, G. Stillwell, P. Stillwell, J. Stillwell, Allison and Martin are individuals with all necessary capacity and authority to own the Membership Interests. Each of the Company and its subsidiaries is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, with all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Each of the Company and its subsidiaries is duly qualified and in good standing to do business in each jurisdiction, whether domestic or foreign, in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary.

      2.2 AUTHORIZATION OF AGREEMENT. W.C. Bradley, Bradley Retailing and Young An Hat have all requisite corporate power and authority to enter into and deliver this Agreement and to complete and perform the transactions contemplated hereby, including their respective obligations. N. Stillwell, G. Stillwell, P. Stillwell, J. Stillwell, Allison and Martin have all necessary capacity and authority to enter into and deliver this Agreement and to complete and perform the transactions contemplated hereby, including their respective obligations. This Agreement and the other Transaction Documents (except for Transaction Documents to be executed and delivered solely by Buyer) have been duly and validly approved by the respective boards of directors of W.C. Bradley, Bradley Retailing and Young An Hat and no other proceedings on the part of any Selling Member are necessary to approve this Agreement or the other Transaction Documents and to complete the transactions contemplated hereby and thereby. This Agreement and the other Transaction Documents to be delivered by the Selling
Members: (a) have been (or upon execution will have been) duly executed and delivered by each Selling Member, and (b) constitute (or upon execution will constitute) legal, valid and binding obligations of each Selling Member, enforceable in accordance with their respective terms.

      2.3 NO CONFLICT OR VIOLATION. The execution, delivery and performance by each Selling Member of this Agreement and the other Transaction Documents to be executed and

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             **CONFIDENTIAL TREATMENT REQUESTED BY ASHWORTH, INC.**

delivered by a Selling Member and the completion of the transactions and performance of the obligations contemplated hereby and thereby do not and will not: (a) violate or conflict with any provision of the certificates of incorporation or bylaws (or comparable charter documents) of W.C. Bradley, Bradley Retailing or Young An Hat; (b) violate or conflict with any provision of the limited liability company or operating agreement of the Company or any of its subsidiaries; (c) violate or conflict with any provision of any agreement, instrument, document or arrangement by which any of the Selling Members is bound; (d) violate any provision or requirement of any federal, state or local law, statute, judgment, order, writ, injunction, decree, award, rule, or regulation of any Governmental Entity applicable to any Selling Member, the Company or its subsidiaries; (e) violate, result in a breach of, constitute (with due notice or lapse of time or both) a default or cause any obligation, penalty, premium or right of termination to arise or accrue under, any Contract;
(f) result in the cancellation, modification, revocation or suspension of any Permit; (g) result in the creation or imposition of any Encumbrance upon any of the Membership Interests or any of the properties or assets of the Company or its subsidiaries; or (h) require the consent, approval, or notification of, or registration or filing with, any third party.

      2.4 GOVERNMENTAL CONSENTS. No filing with or notice to, and no permit, authorization, consent or approval of, any Governmental Entity is necessary for the execution or delivery by any Selling Member of this Agreement or any other Transaction Document required to be delivered by a Selling Member or the completion of the transactions and performance of the obligations contemplated hereby or thereby.

      2.5   MEMBERSHIP INTERESTS.

            (a) Capitalization. The Membership Interests held by the Selling Members, as set forth in Section 2.5(a) of the Company Disclosure Schedule, are the only voting securities of, or membership interests in, the Company. There are no other outstanding (i) securities of, or membership interests in, the Company; (ii) securities of the Company convertible into or exercisable or exchangeable for securities of, or membership interests in, the Company; (iii) options or other rights to acquire from the Company, or obligations of the Company to issue, any securities, membership interests or securities convertible into or exercisable or exchangeable for securities of, or membership interests in, the Company; or (iv) equity equivalents, interests in the ownership or earnings of the Company or other similar rights. There are no outstanding obligations of the Company to repurchase, redeem or otherwise acquire any Membership Interests.

            (b) Ownership of Membership Interests. The Selling Members are the only record holders of the Membership Interests and each Selling Member has sole legal and beneficial ownership of, and good, valid and marketable title to, the Membership Interests held by him, her or it, as set forth on Section 2.5(a) of the Company Disclosure Schedule. All of the Membership Interests were validly issued to the Selling Members and none of the Membership Interests were issued to any Selling Member in violation of any U.S. federal, state or foreign securities law. All of the Membership Interests are owned by the Selling Members free and clear of any Encumbrance and there is no security, option, warrant, right (including, without limitation, preemptive rights), put, call, subscription agreement, commitment, understanding or claim of any nature whatsoever, fixed or contingent, to which any Selling Member, the Company or any of its

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             **CONFIDENTIAL TREATMENT REQUESTED BY ASHWORTH, INC.**

subsidiaries is a party or by which any Selling Member, the Company or any of its subsidiaries is bound that directly or indirectly (i) calls for the issuance, sale, pledge, delivery or other disposition of any interests in the Company or any securities convertible into or exercisable or exchangeable for securities of, or membership interests in, the Company, (ii) relates to the voting or control of any interests in the Company, or (iii) obligates any Selling Member, the Company, any of its subsidiaries or any of their respective Affiliates to grant, offer or enter into any of the foregoing. There are no stockholder agreements, voting trusts or other agreements or understandings to which the Company or any of its subsidiaries is a party or by which it is bound relating to the voting or registration of any shares of capital stock of the Company. Each Selling Member has the absolute and unrestricted right, power, authority and capacity to transfer the Membership Interests held by him, her or it to Buyer and, upon the completion of the transactions contemplated by this Agreement, Buyer will become the sole record holder of the Membership Interests and acquire from the Selling Members sole legal and beneficial ownership of, and good, valid and marketable title to, the Membership Interests, free and clear of any Encumbrance.

      2.6   SUBSIDIARIES AND INVESTMENTS. Section 2.6 of the Company Disclosure
Schedule identifies each direct and indirect subsidiary of the Company and shows the jurisdiction of organization of each such subsidiary. Neither the Company nor any of its subsidiaries controls, directly or indirectly, or possesses any direct or indirect ownership, equity participation or other interest in, any other corporation, partnership, limited liability company, trust or other business entity. All of the outstanding membership or other ownership interests of the Company's subsidiaries are owned by the Company, directly or indirectly, free and clear of any Encumbrance or any other limitation or restriction (including any restriction on the right to vote or sell the same, except as may be provided as a matter of law) or in Section 2.5(b) of the Company Disclosure Schedule. There are no securities of the Company or any of its subsidiaries convertible into or exercisable or exchangeable for, no options or other rights to acquire from the Company or its subsidiaries, and no other contract, understanding, arrangement or obligation (whether or not contingent) providing for the issuance or sale, directly or indirectly, of, any membership or other ownership interests in, or any other securities of, any subsidiary of the Company. There are no outstanding contractual obligations of the Company or any of its subsidiaries to repurchase, redeem or otherwise acquire any outstanding membership or other ownership interests in any subsidiary of the Company.

      2.7   PROPERTIES AND ASSETS.

            (a) Owned Property. None of the properties or assets owned by the Company or any of its subsidiaries is subject to any Encumbrance, except for liens for current Taxes not yet due and payable. Section 2.7(a) of the Company Disclosure Schedule lists all material personal property and assets owned by the Company or any of its subsidiaries. The Company owns no real property.

            (b) Leased Property. The properties and assets leased by the Company or any of its subsidiaries are held under valid leasehold interests in such properties and assets. Section 2.7(b) of the Company Disclosure Schedule sets forth a correct and complete list of (i) all material leases or rental contracts under which the Company or any of its subsidiaries is a lessee, lessor, sublessee or sublessor, and (ii) all material leased property or equipment used by the Company or any of its subsidiaries in the operation of the Business. All payments have been

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             **CONFIDENTIAL TREATMENT REQUESTED BY ASHWORTH, INC.**

made under, and the Company and its subsidiaries are in material compliance with the terms of, each lease or rental contract to which any of them is a party. The Company and its subsidiaries, as applicable, are in peaceable and undisturbed possession of the real property and improvements, buildings, machinery, equipment or other tangible property or assets covered by a lease. All improvements on leased property used by the Company or any of its subsidiaries in the operation of the Business and the current use thereof are in material accordance with all applicable laws and the agreements under which such improvements are leased.

            (c) Condition of Property. All of the tangible properties and assets owned or leased by the Company or any of its subsidiaries are, and at the Closing Date will be, in materially good operating condition and repair and are adequate and suitable for the purposes for, and the manner in, which they are currently being used. No proceeding is pending or proposed which would preclude or impair the use of any such properties and assets by the Company or any of its subsidiaries for the purposes for, and the manner in, which it is currently used. Neither the Company nor any of its subsidiaries leases or subleases to any other entity or person any property or asset owned, leased or held by it.

      2.8   INTELLECTUAL PROPERTY.

            (a) Intellectual Property Rights. Section 2.8(a) of the Company Disclosure Schedule sets forth a complete and correct list of all material Intellectual Property Rights owned, licensed or used by the Company or its subsidiaries in the conduct of the Business (collectively, the "COMPANY IP ASSETS"), together with a listing of all material licenses, franchises, licensing agreements (whether as licensor or licensee) to which the Company or its subsidiaries is a party, and any other arrangement with respect to the Company IP Assets. The Company or its subsidiaries owns all right, title and interest in each of the Company IP Assets identified in Section 2.8(a) of the Company Disclosure Schedule. Other than the Company IP Assets, no other Intellectual Property Rights are necessary for the unimpaired continued conduct of the Business, as currently conducted, as of the date hereof or after the Closing.

            (b) No Proceedings Against Company IP Assets. Neither the Company nor any of its subsidiaries has, during the three (3) years preceding the date of this Agreement, been a party to any Proceeding, nor, to the knowledge of any Selling Member, is any Proceeding threatened, that involved or is reasonably expected to involve a claim of infringement or misappropriation by any person (including any Governmental Entity) of any Intellectual Property Right of such person. No Company IP Asset owned by the Company is subject to any outstanding order, judgment, decree, or stipulation restricting the use thereof by the Company or any of its subsidiaries, or restricting the licensing thereof by the Company or any of its subsidiaries. No Company IP Asset has been, or to the knowledge of any Selling Member is alleged to have been, misappropriated from any other person and the current use and exploitation of the Company IP Assets by the Company and its subsidiaries does not infringe upon, violate or result in the misappropriation of any Intellectual Property Right of any person. None of the Selling Members, the Company or any of its subsidiaries has received any notice or claim challenging the absolute and unrestricted right of the Company or any of its subsidiaries to use any of the Company IP Assets or suggesting that any other person has any claim with respect thereto.

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             **CONFIDENTIAL TREATMENT REQUESTED BY ASHWORTH, INC.**

            (c)   Company Marks.

                  (i) The Company or its subsidiaries owns all right, title and interest in each of the Marks listed in Section 2.8(a) of the Company Disclosure Schedule (collectively, the "COMPANY MARKS"), and the Company and its subsidiaries have not received any notice or claim (whether written or oral) challenging the Company's or the relevant subsidiary's exclusive and complete ownership of any Company Marks or suggesting that any other person has any claim of legal or beneficial ownership or other claim or interest with respect thereto.

                  (ii) The Company Marks are legally valid and enforceable and none of the Selling Members, the Company or its subsidiaries has received any notice or claim (whether written or oral) challenging the validity or enforceability of any Company Marks.

                  (iii) The Company and its subsidiaries have not taken any action (or failed to take any action), or used or enforced (or failed to use or enforce) any of the Company Marks in a manner that would result in the abandonment, cancellation, forfeiture, relinquishment, or unenforceability of any of the Company Marks or any of their respective rights therein.

                  (iv) The Company and its subsidiaries have taken all reasonable steps necessary to protect their respective rights in and to each of the Company Marks and to prevent the unauthorized use thereof by any other person, in each case in accordance with standard industry practice, and has adequately policed the Company Marks against third party infringement.

                  (v) None of the Selling Members, the Company or any of its subsidiaries has granted to any person any right, license or permission to use any of the Company Marks.

                  (vi) All material maintenance fees, annuities, and the like due on the Company Marks have been timely paid.

                  (vii) No Company Mark has been or is now involved in any opposition or cancellation proceeding and, to the knowledge of any Selling Member, no such action is threatened with the respect to any of the Company Marks.

                  (viii) Neither the Company nor any of its subsidiaries has any Patents.

            (d) Protection. The Selling Members, the Company and its subsidiaries have taken all reasonable actions necessary to protect the confidentiality of all trade secrets and confidential information (including, without limitation, know-how, specifications, financial and business plans) comprising the Company IP Assets. To the knowledge of any Selling Member, no employee of the Company or any of its subsidiaries has entered into any contract or other agreement with any person that restricts or limits in any way the scope or type of work in which the employee may be engaged for the Company or any of its subsidiaries or requires the employee to transfer, assign, or disclose information concerning the employee's work with the Company or any of its subsidiaries to any other person. Except under appropriate confidentiality obligations, there has been no disclosure by any Selling Member, the Company or any of its

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             **CONFIDENTIAL TREATMENT REQUESTED BY ASHWORTH, INC.**

subsidiaries of any trade secret or other confidential information (including, without limitation, know-how, specifications, financial and business plans) comprising the Company IP Assets.

      2.9   CONTRACTS.

            (a) Contracts. Section 2.9(a) of the Company Disclosure Schedule sets forth a correct and complete list, and the Selling Members have furnished to Buyer correct and complete copies, of all material contracts, agreements, arrangements and commitments, whether written or oral, to which the Company or any of its subsidiaries is a party or bound (collectively, the "CONTRACTS"), including, without limitation:

                  (i)    all Employee Agreements and Employee Benefit Plans;

                  (ii) all arrangements for the employment of any officer, individual employee or other person performing work for the Company or any of its subsidiaries on a full-time, part-time, consulting or other basis;

                  (iii) all arrangements under which the Company or any of its subsidiaries has advanced or loaned any other person amounts in the aggregate exceeding $10,000;

                  (iv) all agreements and indentures relating to borrowed money or other indebtedness or the mortgaging, pledging or otherwise placing any Encumbrance on any asset of the Company or its subsidiaries;

                  (v)    all guaranties and performance bonds;

                  (vi) all leases and agreements under which the Company or any of its subsidiaries is lessee of or holds or operates any real property owned by any other party;

                  (vii) all leases and agreements under which the Company or any of its subsidiaries is lessee of or holds or operates any personal property owned by any other party, except for leases of personal property pursuant to which the aggregate rental payments do not exceed $10,000 per annum;

                  (viii) all leases and agreements under which the Company or any of its subsidiaries is lessor of or permits any third party to hold or operate any property, real or personal, owned or controlled by the Company or its subsidiaries;

                  (ix) all agreements and groups of related agreements with the same party or group of affiliated parties the performance of which involves consideration in the aggregate in excess of $10,000 per annum;

                  (x)    all supply and manufacturing agreements;

                  (xi)   all distribution agreements;

                  (xii)  all licensing agreements;

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             **CONFIDENTIAL TREATMENT REQUESTED BY ASHWORTH, INC.**

                  (xiii) all agreements prohibiting the Company or any of its subsidiaries from freely engaging in any business or competing anywhere in the world;

                  (xiv)  all settlement and conciliation agreements;

                  (xv)   all powers of attorney; and

                  (xvi) all other agreements material to the operations and business prospects of the Company and its subsidiaries or involves a consideration in excess of $10,000 per annum exclusive of open purchase orders.

            (b) Enforceability of Contracts. All the Contracts are valid, binding and enforceable, in accordance with their respective terms, and shall remain in full force and effect after the Closing. The Company and its subsidiaries have performed all obligations required to be performed by them and are not in default under or in breach of, nor in receipt of any claim of default or breach under, any Contract. No event has occurred which, with the passage of time or the giving of notice or both, would result in a default under or breach of the Company or any of its subsidiaries under any Contract. Neither the Company nor any of its subsidiaries has any expectation or intention of not fully performing all its obligations under any Contract. No Contract is currently subject to, or to the knowledge of any Selling Member is expected to be subject to, any penalty, right of set-off or other charge by the other party thereto for late performance or delivery in accordance with the terms of such Contract. None of the Selling Members, the Company or any of the subsidiaries has knowledge of any breach or anticipated breach by the other parties to any Contract. No claim, action, proceeding or investigation, is pending or, to the knowledge of any Selling Member, threatened against the Company or any of its subsidiaries, challenging the enforceability of any Contract.

      2.10 PERMITS. The Company and its subsidiaries are in possession of all Permits related to, or necessary for, the operation of the Business. Section
2.10 of the Company Disclosure Schedule sets forth a complete and accurate list of all Permits that are held by the Company or any of its subsidiaries in connection with the operation of the Business. All of the Permits are, and as of the Closing Date will be, valid and in full force and effect. The continuing validity and effectiveness of the Permits will not be affected by the transactions contemplated by this Agreement. The Selling Members have provided Buyer with complete and accurate copies of each Permit. The Company is and has been in compliance in all respects with all the conditions or requirements of each Permit and none of the Selling Members, the Company or any of its subsidiaries has been notified by any Governmental Entity or permitting authority that such Governmental Entity or permitting authority intends to cancel, terminate or modify any of the Permits.

      2.11 ADEQUACY OF ASSETS. The Company and its subsidiaries possess good and marketable title to, or sufficient rights to use for the purposes of the Business, all properties and assets used in its operations or necessary for the unimpaired continued conduct (both before and after the Closing) of the Business as currently conducted and proposed to be conducted. The sale and assignment of the Membership Interests by the Selling Members to Buyer will effectively convey to Buyer all of the assets and rights that are used in connection with, or necessary for the unimpaired continued conduct of, the Business. The Selling Members have no basis to believe

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             **CONFIDENTIAL TREATMENT REQUESTED BY ASHWORTH, INC.**

that the Company and its subsidiaries will be unable to fulfill in all respects all of the obligations under the Contracts which remain to be performed after the Closing.

      2.12 CUSTOMERS, DISTRIBUTORS AND SUPPLIERS. Section 2.12 of the Company Disclosure Schedule sets forth a complete and accurate listing of (a) each customer or distributor of the Company or any of its subsidiaries for the period from January 1, 2003 through July 2, 2004, together with detail regarding gross purchases and gross revenues for each such customer or distributor; (b) each supplier or distributor for the Company or any of its subsidiaries that is the sole supplier or distributor of any product or component or sole provider of any product related service, the product, component or service provided thereby, the most recent and best prices quoted and, if applicable, the lead time for such product, component or service; and (c) each supplier that holds any tooling for the Company or for the manufacturing of any of its products, the tooling, its location and the part and product line the tooling supports.

      2.13 IMPAIRMENT OF RELATIONSHIPS. No such customer, supplier or distributor of the Company or any of its subsidiaries listed in Section 2.12 of the Company Disclosure Schedule (a) refuses or has refused to honor any of its commitments; (b) is dissatisfied with the quality or price of the Company's products or is otherwise dissatisfied with its relationship with the Company;
(c) has canceled, terminated or threatened to cancel or terminate its relationship with the Company or any of its subsidiaries; (d) has materially decreased its purchases of products from the Company or any of its subsidiaries, in the case of any such customer or distributor; (e) has materially decreased its supplies to the Company or any of its subsidiaries, in the case of any such supplier; (f) to the knowledge of any Selling Member, intends to cancel or terminate its relationship with the Company or any of its subsidiaries or materially decrease its purchases from or supplies to the Company or any of its subsidiaries; or (g) intends to alter in any material respect the extent of its dealings with the Company. Neither the Company nor any of its subsidiaries has breached any agreement with, or engaged in any fraudulent conduct with respect to, any customer, distributor or supplier of the Company or any of its subsidiaries.

      2.14 CERTAIN PAYMENTS. None of the Selling Members, the Company or any of its subsidiaries, nor any of their respective stockholders, members, managers, directors, officers, employees or agents, has directly or indirectly made any illegal bribe, payoff, influence payment, kickback or other payment to any person, public or private, regardless of form, whether in money, property or services (a) to obtain favorable treatment, or to pay for favorable treatment already obtained, in securing sales for the Business; (b) to obtain special concessions, or to pay for special concessions already obtained, for or in respect of the Business; or (c) in violation of any applicable U.S. federal, state, local or foreign law.

      2.15  FINANCIAL STATEMENTS.

            (a) Company Financial Statements. Attached as Section 2.15(a) of the Company Disclosure Schedule are (i) audited balance sheets of the Company and its subsidiaries at December 31, 2001, 2002 and 2003 and the related audited consolidated statements of income and cash flow of the Company and its subsidiaries for the years then ended; and (ii) unaudited balance sheets of the Company and its subsidiaries at May 31, 2004 and the related unaudited consolidated statements of income and cash flow of the Company and its subsidiaries for the five-month period then ended (such statements specified in clauses (i) and (ii), together with the

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             **CONFIDENTIAL TREATMENT REQUESTED BY ASHWORTH, INC.**

related notes thereto, if any, collectively, the "FINANCIAL STATEMENTS"). The Financial Statements have been prepared in accordance with the books and records of the Company and its subsidiaries and in accordance with accounting principles generally accepted in the United States, consistently applied, and fairly present the financial condition of the Company and its subsidiaries as of the dates thereof and the results of their operations for the periods covered thereby, except, in the case of the Financial Statements at and for the five-month period ended May 31, 2004, for the absence of notes and as otherwise noted therein and subject to normal recurring year-end adjustments (which are not, in the aggregate, material). Section 2.15(a) of the Company Disclosure Schedule also sets forth a true and complete list of all of the indebtedness of the Company and its subsidiaries as of May 31, 2004.

      2.16 ABSENCE OF CHANGES. Since May 31, 2004, neither the Company nor any of its subsidiaries has:

            (a)   issued any notes, bonds or other debt securities;

            (b) issued any equity securities or rights convertible, exchangeable or exercisable into any equity securities;

            (c) borrowed any amount or incurred, or become subject to, any liabilities, except current liabilities incurred in the ordinary course of business, consistent with past practice;

            (d) discharged or satisfied any Encumbrance or paid any obligation or liability, other than current liabilities paid in the ordinary course of business, consistent with past practice;

            (e) canceled any debts or claims or waived any rights of any value, except in the ordinary course of business;

            (f) delayed or postponed in any manner the payment of any accounts payable or commissions or any other liability or obligation or agreed or negotiated with any party to extend the payment date of any accounts payable or commissions or any other liability or obligation or discounted any accounts or notes receivable;

            (g) mortgaged or pledged any of its properties or assets or subjected them to any Encumbrance;

            (h) made any loans or advances to, guaranties for the benefit of, or any investments in, any person (other than advances to Employees in the ordinary course of business, consistent with past practice);

            (i) acquired any assets, except in the ordinary course of business, consistent with past practice;

            (j) sold, assigned, transferred, leased or licensed any of its tangible assets, other than the possible sale or liquidation of The Edge, LLC and except in the ordinary course of business, consistent with past practice;

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             **CONFIDENTIAL TREATMENT REQUESTED BY ASHWORTH, INC.**

            (k) made or granted any bonus or any wage or salary increase to any Employee or group of Employees (except as required by preexisting Employee Agreements set forth on Section 2.9(a) of the Company Disclosure Schedule), made or granted any increase in any Employee Benefit Plan or Employee Agreement, amended or terminated any existing Employee Benefit Plan or Employee Agreement or adopted any new Employee Benefit Plan or Employee Agreement, or entered into, amended or terminated any collective bargaining agreement or other employment agreement with respect to Employees;

            (l) implemented any plant closing or other layoff of employees that could implicate the WARN Act or any similar foreign, state or local law, regulation or ordinance;

            (n) suffered any extraordinary damage, destruction or casualty loss, whether or not covered by insurance;

            (o) experienced any event, circumstance, condition, development or occurrence causing, resulting in or reasonably expected to have a Material Adverse Effect;

            (p) other than as set forth in Section 2.16(p) of the Company Disclosure Schedule, made any change in accounting methods or practices (including any change in depreciation or amortization policies or rates) or made any write-down in the value of its assets that is material or that is other than in the ordinary course of business, consistent with past practice, or reversed any accruals whether or not in the ordinary course of business consistent with past practice;

            (q) declared, set aside or paid any dividend or distribution or made any direct or indirect redemption, purchase or other acquisition of any capital stock, membership interests or other equity interests;

            (r) made any amendment of, or modification to, its limited liability company agreement, charter, bylaws or similar governing documents;

            (s) entered into any agreement or arrangement prohibiting or restricting it from freely engaging in the conduct of the Business, as currently conducted;

            (t) entered into, amended or terminated any Contract other than in the ordinary course of business, consistent with past practice;

            (u) entered into any material transaction whether or not in the ordinary course of business, consistent with past practice;

            (v)   materially changed any business practice;

            (w) engaged in any business other than the Business and activities ancillary thereto; or

            (x) agreed, whether in writing or otherwise, to do any of the foregoing.

      2.17 NO UNDISCLOSED LIABILITIES. Except as may be disclosed in the Company's

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             **CONFIDENTIAL TREATMENT REQUESTED BY ASHWORTH, INC.**

Disclosure Schedules, neither the Company nor any of its subsidiaries has any liabilities or obligations of any nature, whether fixed, contingent, accrued or otherwise, liquidated or unliquidated, whether or not known to the Selling Members, the Company or any of its subsidiaries, and whether due or to become due, other than:

            (a) liabilities and obligations set forth in the Financial Statements; and

            (b) liabilities and obligations of the Company or any of its subsidiaries incurred since May 31, 2004 in the ordinary course of business consistent with past practice (none of which is a liability or obligation for breach of contract, breach of warranty, tort, infringement, violation of law, claim or lawsuit) and which are not incurred in violation of any of the provisions of this Agreement.

      2.18 LITIGATION. There is no pending or, to the knowledge of any Selling Member, threatened, claim, suit, arbitration or other judicial or regulatory proceeding or investigation of any character by, against or involving (a) any of the Membership Interests, (b) the Company or any of its subsidiaries, (c) any of the assets or properties of the Company or its subsidiaries, or (d) the manager of the Company or any of its subsidiaries; and there are no facts in existence which could reasonably be expected to form the basis for any such claim, suit, arbitration or proceeding. There is also no judgment, decree, injunction or order of any Governmental Entity against or involving (w) any of the Membership Interests, (x) the Company or any of its subsidiaries, (y) any of the assets or properties of the Company or its subsidiaries, or (z) the manager of the Company or any of its subsidiaries; and there are no facts in existence which could reasonably be expected to form the basis for any such judgment, decree, injunction or order. There are no unresolved notices of deficiency or charges of violation brought or, to the knowledge of any Selling Member, threatened against the Company or any of its subsidiaries, including under any federal, state, local or foreign regulation or otherwise, and there are no facts or circumstances that could reasonably be expected to form a reasonable basis on which any such proceedings, notices or actions may be instituted, issued or brought hereafter.

      2.19 COMPLIANCE WITH LAWS. The Company and its subsidiaries conduct, and have conducted, the Business in compliance with all applicable laws, ordinances, rules and regulations of any Governmental Entity, including, without limitation, all federal, state, municipal and foreign laws and regulations relating to the protection of the health and safety of employees and equal employment opportunity. None of the Selling Members, the Company or any of its subsidiaries has received any notice of any violation of any such law, regulation, order or other legal requirement, and neither the Company nor any of its subsidiaries is in default with respect to any order, writ, judgment, award, injunction or decree of any Governmental Entity. No investigation or review by any Governmental Entity with respect to the Company or any of its subsidiaries is pending or, to the knowledge of any Selling Member, threatened, nor has any Governmental Entity indicated an intention to conduct any investigation or review with respect to the Company or any of its subsidiaries.

      2.20  TAX MATTERS.

            (a) Filing of Returns. There have been properly completed and filed on a timely basis to include extensions and in correct form all Tax Returns required to be filed by the

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             **CONFIDENTIAL TREATMENT REQUESTED BY ASHWORTH, INC.**

Company and its subsidiaries. As of the time of filing, all such Tax Returns completely and accurately reflected the facts regarding the income, business, assets, operations, activities, status and other matters of the Company and its subsidiaries and any other information required to be shown thereon. In particular, and without in any manner limiting the foregoing, none of such Tax Returns contains any position which is or would be subject to penalties under
Section 6662 of the Code (or any corresponding provision of state, local or foreign Tax law). An extension of time within which to file any Tax Return which has not been filed has not been requested or granted.

            (b) Payment of Taxes. With respect to all amounts in respect of Taxes imposed upon the Company or any of its subsidiaries, or for which the Company or any of its subsidiaries is or could be liable, whether to taxing authorities (e.g., under law) or to other persons or entities (e.g., under Tax allocation agreements), with respect to all taxable periods (or portions thereof) ending on or before the Closing Date, all applicable Tax laws and agreements have been complied with, and all such amounts required to be paid by the Company or any of its subsidiaries to such taxing authorities or others have been paid.

            (c) Audit History. No issues have been raised (or are currently pending) by any taxing authority in connection with any Tax Returns of the Company or any of its subsidiaries. No waivers of statutes of limitation with respect to such Tax Returns have been given by or requested from the Company or any of its subsidiaries. Section 2.20(c) of the Company Disclosure Schedule sets forth (i) the taxable years of the Company and its subsidiaries as to which the respective statutes of limitations with respect to Taxes have not expired, and
(ii) with respect to such taxable years, those years for which examinations have been completed, those years for which examinations are presently being conducted, those years for which examinations have not been initiated, those years for which required Tax Returns have not been initiated, and those years for which required Tax Returns have not yet been filed. All deficiencies asserted or assessments made as a result of any examinations have been fully paid.

            (d) Other Jurisdictions. There is no investigation or other proceeding pending or, to the knowledge of any Selling Member, threatened or expected to be commenced by any Tax authority for any jurisdiction where the Company and its subsidiaries do not file Tax Returns that could lead to an assertion by such Tax authority that the Company or any of its subsidiaries is or may be subject to a Tax in such jurisdiction. There is no basis for any such investigation or other proceeding.

            (e) Liens. There are no liens for Taxes (other than for current Taxes not yet due and payable) existing upon any of the Membership Interests or any of the assets or properties of the Company or its subsidiaries.

            (f) Tax Sharing or Allocation Agreements. Neither the Company nor any of its subsidiaries is party to or bound by any Tax indemnity, Tax sharing or Tax allocation agreement or arrangement.

            (g) Withholdings. All Taxes required to be withheld by the Company or any of its subsidiaries, including, without limitation, Taxes arising as a result of payments or distributions (or amounts allocable) to out-of-state members, foreign members, foreign persons

             **CONFIDENTIAL TREATMENT REQUESTED BY ASHWORTH, INC.**

or to employees of the Company or any of its subsidiaries, have been collected and withheld, and have been either paid to the respective Governmental Entities, set aside in accounts for such purpose, or accrued, reserved against, and entered upon the books and records of the Company or its Subsidiaries.

            (h) Partnership Treatment. The Company qualifies, and since the date of its formation has qualified, as a partnership for federal and state income Tax purposes and none of the Company, any of its subsidiaries, any Selling Member or any taxing authority has taken a position inconsistent with such treatment.

            (i) Non-Foreign Person and U.S. Real Property Holding Company. No Selling Member is a "foreign person" within the meaning of Code Section 1445, other than Young An Hat, and the Company is not a U.S. Real Property Holding Company within the meaning of Code Section 895.

      2.21  REAL PROPERTY.

            (a) Owned Real Property. Neither the Company nor any of its subsidiaries owns any real property.

            (b)   Leased Real Property.

                  (i) Section 2.21(b) of the Company Disclosure Schedule lists all real property and interests therein leased or subleased by the Company or any of its subsidiaries or which the Company or any of its subsidiaries is granted a right to use or occupy (the "LEASED REAL PROPERTY") and appurtenant easements. The Leased Real Property is leased pursuant to a Contract identified on Section 2.9(a) of the Company Disclosure Schedule as a real property lease (each, a "REAL PROPERTY LEASE"), including the date and name of the parties to such Real Property Lease. The Company or a subsidiary has good, valid and marketable leasehold title under each Real Property Lease, free and clear of any Encumbrance, and the Leased Real Property constitutes all real property currently used by the Company and its subsidiaries. Neither any portion of the Leased Real Property nor the conduct of the Business thereon violates any restrictive covenant applicable thereto. The restrictive covenants, easements and rights-of-way affecting the Leased Real Property do not, and will not, impair the conduct of the Business.

                  (ii) Section 2.9(a) of the Company Disclosure Schedule contains a list of all documents (including all amendments, extensions, renewals, guaranties and other agreements with respect thereto) for the Leased Real Property. None of the Selling Members, the Company or any of its subsidiaries owes, or will owe in the future, any brokerage commissions or finder's fees with respect to any Real Property Lease and the other party to each such Real Property Lease is not an Affiliate of the Company or its subsidiaries. No security deposit or portion thereof deposited with respect the Leased Real Property has been applied in respect of a breach or default under the lease for the Leased Real Property which has not be redeposited in full, there are no forbearance programs in effect with respect to the Leased Real Property, and neither the Company nor any of its subsidiaries has assigned, subleased, mortgaged, deeded in trust or otherwise transferred or encumbered the Leased Real Property or any interest therein.

             **CONFIDENTIAL TREATMENT REQUESTED BY ASHWORTH, INC.**

                  (iii) The Company and its subsidiaries have good and valid leasehold interests in all buildings, improvements and fixtures located on the Leased Real Property, regardless of whether such buildings, improvements or fixtures are subject to reversion to the landlord or other third party upon the expiration or termination of the lease for such Leased Real Property (the "LEASEHOLD IMPROVEMENTS").

                  (iv) The classification of each parcel of the Leased Real Property under applicable zoning laws, ordinances and regulations permits the use and occupancy of such parcel and the operation of the Business thereon as currently conducted, and permits the Leasehold Improvements located thereon as currently constructed, used and occupied. The Leased Real Property includes access to public streets or valid perpetual easements over private streets sufficient for ingress and egress thereto for the conduct the Business. There is no condemnation, expropriation or other proceeding in eminent domain pending or, to the knowledge of the Selling Members, threatened, affecting any Leased Real Property or any portion thereof or interest therein.

      2.22  ENVIRONMENTAL MATTERS.

            (a) Compliance with Environmental Laws. All current and prior uses of each property currently or formerly owned or operated by the Company or any of its subsidiaries, and all operations, activities and conduct of the Company and its subsidiaries related thereto, materially comply and have at all times materially complied with all relevant Environmental Laws. Neither the Company nor any of its subsidiaries is required to make any capital or other expenditures to comply with any Environmental Law nor is there any reasonable basis on which any Governmental Entity could take action that would require such capital or other expenditure.

            (b) Release of Hazardous Materials. There has been no disposal, release, or threatened release of Hazardous Materials (whether legal or illegal, accidental or intentional) on, under, in, from or about any property currently or formerly owned or operated by the Company or any of its subsidiaries, or otherwise related to the operations, activities or conduct of the Company or any of its subsidiaries that has subjected or may subject the Company or any of its subsidiaries to liability under any Environmental Law. No Hazardous Materials have migrated or threatened to migrate from any property currently or formerly owned or operated by the Company or any of its subsidiaries onto, about or beneath any other property, nor have any Hazardous Materials migrated or threatened to migrate from other properties onto, about or beneath any property currently or formerly owned or operated by the Company or any of its subsidiaries. Neither the Company nor any of its subsidiaries has (i) disposed of or arranged for disposal of Hazardous Materials on any third party property that has subjected or may subject the Company or any of its subsidiaries to liability under any Environmental Law or (ii) exposed any employee or third party to any Hazardous Material or condition which has subjected or may subject the Company or any of its subsidiaries to liability under any Environmental Law.

            (c) No Environmental Claims. None of the Selling Members, the Company or any of its subsidiaries has received any notice, demand, letter, claim, request for information or other communication relating to any property currently or formerly owned or operated by the Company or any of its subsidiaries, or relating to the conduct of the Business by the Company or any of its subsidiaries, alleging violation of or liability under any Environmental Law and there

             **CONFIDENTIAL TREATMENT REQUESTED BY ASHWORTH, INC.**

are no proceedings, actions, orders, decrees, injunctions or other claims or, to the knowledge of any Selling Member, any threatened actions or claims, relating to or otherwise alleging liability under any Environmental Law. Neither the Company nor any of its subsidiaries has assumed any liability of any person for investigation or remediation of Hazardous Materials, compliance with Environmental Law, release or disposal of Hazardous Materials, or any claim for personal injury or property damage related to or arising under Environmental Law.

            (d) USTs, Asbestos and PCBs. No underground storage tanks, asbestos-containing material, or polychlorinated biphenyls have ever been located on any property currently or formerly owned or operated by the Company or any of its subsidiaries.

            (e) Environmental Reports. The Selling Members have made available to Buyer correct and complete copies of all environmental assessments, audits, studies, and other environmental reports in its possession or reasonably available to it relating to the Company and its subsidiaries and each of their current or former properties or operations. There has not occurred any event since the dates of such assessments, audits, studies and reports that could alter or affect the findings or conclusions contained therein.

      2.23  EMPLOYMENT MATTERS.

            (a) Employees. Section 2.23(a) of the Company Disclosure Schedule sets forth a correct and complete list of each individual employed by the Company or any of its subsidiaries (the "EMPLOYEES") and includes the following information for each Employee: (i) whether the Employee is a Key Employee; (ii) current salary grade; (iii) annual target bonus and/or annual target sales commissions; (iv) accrued vacation; (v) accrued sick days; and (vi) service date or any adjusted service date reflecting service credit for prior employment.
Section 2.23(a) of the Company Disclosure Schedule also identifies those Employees who, as of the date hereof, are on leave of absence, short- or long-term disability leave, or who are otherwise not actively employed and the date on which each such Employee is expected to return to active employment.

            (b) Employment Agreements. Section 2.23(b) of the Company Disclosure Schedule sets forth a correct and complete list, and the Selling Members have furnished to Buyer correct and complete copies or abstracts, of all agreements or arrangements, written or oral, between the Company or any of its subsidiaries and any Employee, including, without limitation, all agreements or arrangements providing for any employment, consulting or retention compensation, deferred compensation, indemnification, equity-based incentive, loan, change-in-control payment, severance, perquisite or any other provision pursuant to which obligations may be owed by Buyer, the Company or any of its subsidiaries to any Employee (collectively, the "EMPLOYEE AGREEMENTS").

            (c) Compliance with Agreements. No Employee is in violation of any term of any Employee Agreement, confidentiality or non-disclosure agreement or any other contract, agreement, commitment or understanding with the Company or any of its subsidiaries or relating to the Business. No Key Employee is obligated under any contract or agreement, subject to any judgment, decree, or order of any court or administrative agency, that would interfere with such person's efforts to promote the interests of Buyer, the Company or any of its subsidiaries or that

             **CONFIDENTIAL TREATMENT REQUESTED BY ASHWORTH, INC.**

would interfere with the Business. The execution, delivery and performance of this Agreement and the other Transaction Documents will not violate, conflict with or accelerate any benefits under any agreement between the Company or any of its subsidiaries and any Employee. The conduct of the Business, as currently conducted, and the completion of the transactions contemplated by this Agreement, will not violate or conflict with any contract or agreement under which any Employee is now bound.

            (d) Benefit Plans. Section 2.23(d) of the Company Disclosure Schedule contains a correct and complete list of each (i) "employee pension benefit plan" as defined in Section 3(2) of ERISA and not exempted under Section 4(b) or 201 of ERISA maintained by the Company or any of its subsidiaries, or to which the Company or any of its subsidiaries is required to contribute or with respect to which the Company or any of its subsidiaries may have any liability, including without limitation any multiemployer pension plan (as defined in Section 3(37) of ERISA), and (ii) each "employee welfare benefit plan" as defined in Section 3(1) of ERISA maintained by the Company or any of its subsidiaries, or to which the Company or any of its subsidiaries contributes or is required to contribute, or with respect to which the Company or any of its subsidiaries may have any liability , and each other plan or arrangement that provides benefits (including, without limitation, profit-sharing, bonus, equity option, equity purchase, equity bonus, dependent care assistance, excess benefit, incentive, salary continuation, and other compensation arrangements, vacation plans or programs, severance benefits, sick leave plans or programs, dental or medical plans or programs, and related or similar benefits) are afforded to employees of, or otherwise required to be provided by, the Company or any of its subsidiaries (all plans, programs and arrangements described in clauses (i) and (ii), together, the "EMPLOYEE BENEFIT PLANS"). With respect to each Employee Benefit Plan, the Selling Members have furnished to Buyer, to the extent applicable, correct and complete copies of (A) the most recent annual reports on Form 5500 (including schedules) filed with the IRS; (B) the documents and instruments governing each such Employee Benefit Plan and related funding arrangement; (C) the most recent summary plan description and any summaries of modifications for each such Employee Benefit Plan; and (D) the most recent favorable IRS determination letter and antecedent application materials for each Employee Benefit Plan that is intended to be qualified pursuant to Code section 401(a). There is no, and could not be any, liability of the Company or any of its subsidiaries under any insurance policy or similar arrangement procured in connection with any Employee Benefit Plan in the nature of a retroactive rate adjustment or loss sharing arrangement. The Company and its subsidiaries do not maintain or contribute to, and could not incur any liability with respect to, any plan subject to Title IV of ERISA. Each Employee Benefit Plan has been operated and maintained in all material respects, in accordance with its terms and applicable law (including, without limitation, ERISA and the Code), and there has been no violation of any reporting or disclosure requirement imposed by ERISA or the Code. Each Employee Benefit Plan intended to be qualified under
Section 401(a) of the Code, and each trust intended to be exempt under Section 501(a) of the Code, has been determined to be so qualified or exempt by the IRS, and no event has occurred that could reasonably be expected to result in the loss of such tax qualification. No fiduciary or party in interest of any Employee Benefit Plan has participated in, engaged in or been a party to any transaction that is prohibited under Section 4975 of the Code or Section 406 of ERISA and not exempt under Section 4975 of the Code or Section 408 of ERISA (or any administrative class exemption issued thereunder), respectively. Other than routine claims for benefits, there is no claim or proceeding (including any audit or investigation) pending or, to the knowledge of any of the Selling Members,

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             **CONFIDENTIAL TREATMENT REQUESTED BY ASHWORTH, INC.**

threatened, involving any Employee Benefit Plan by any person, or by the IRS or any other Governmental Entity or quasi-governmental agency. There will be no payment, accrual of additional benefits, acceleration of payments or vesting of any benefit under any Employee Benefit Plan or any other agreement or arrangement to which the Company or any of its subsidiaries is a party, and no employee, officer or director of the Company or its subsidiaries will become entitled to severance, termination allowance, or any other payments, solely by reason of entering into or in connection with the transactions contemplated by this Agreement. To the extent permitted by applicable law, each Employee Benefit Plan can be amended or terminated at any time, without consent from any other party and without liability other than for benefits accrued as of the date of such amendment or termination (and ordinary administration expenses). The Company and its subsidiaries have made full and timely payment of all amounts required to be contributed or paid as expenses under the terms of each Employee Benefit Plan and applicable law.

      2.24  LABOR.

            (a) General. The Company and its subsidiaries have complied with all applicable laws with respect to independent contractor status, employment and employment practices, labor relations, occupational safety and health, plant closings, mass layoffs, nondiscrimination obligations, human rights, pay equity and terms and conditions of employment and wages. None of the Employees have been improperly classified as independent contractors, leased employees or as being exempt from the payment of wages for overtime. The Company and its subsidiaries have complied with the provisions of the WARN Act and do not expect to incur any liability under the WARN Act prior to the completion of the transactions contemplated by this Agreement. Neither the Company nor any of its subsidiaries has engaged in any unfair labor practice, unlawful employment practice or unlawful discriminatory practice. There is no pending, or to the knowledge of any Selling Member, threatened claim or investigation involving the Company or any of its subsidiaries by the National Labor Relations Board or any comparable federal, state or foreign agency or Governmental Entity.

            (b) Unions. None of the Employees are represented by a union and there is no request for union representation pending, or to the knowledge of any Selling Member, threatened with respect to the Employees. There are no strikes, lockouts, work stoppages, slowdowns or jurisdictional disputes occurring, or to the knowledge of any Selling Member, threatened with respect to any of the Employees. There are no organizing activities occurring or, to the knowledge of any Selling Member, threatened with respect to any of the Employees.

      2.25 INSURANCE. Section 2.25 of the Company Disclosure Schedule sets forth a correct and complete list, and the Selling Members have furnished to Buyer correct and complete copies, of all insurance policies of any nature whatsoever maintained by, or on behalf of, the Company or any of its subsidiaries with respect to the Business. The Company and its subsidiaries maintain valid policies of insurance of such types and in such amounts as are customary and reasonable. Such policies are in full force and effect, all premiums with respect thereto have been paid to the extent due, and such policies, or other policies covering the same risks, have been in full force and effect, without gaps, continuously since inception. There is no default of any kind under any of such policies and there has been no failure to give any notice or to present any claim under any such policy in a due and timely fashion. No notice of cancellation or

                                       21
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             **CONFIDENTIAL TREATMENT REQUESTED BY ASHWORTH, INC.**

termination has been received by any of the Selling Members, the Company or any of its subsidiaries with respect to any such policies. There are no claims pending, nor have there been any claims made in past three (3) years, under any insurance policies.

      2.26 WARRANTY OBLIGATIONS. Section 2.26 of the Company Disclosure Schedule sets forth a correct and complete listing of (a) all warranties, guarantees and warranty policies, whether written or unwritten (the "WARRANTY OBLIGATIONS"), in respect of any products sold in connection with the Business and the duration of each Warranty Obligation; (b) all pending and, to the knowledge of any Selling Member, threatened disputes or claims with respect to any Warranty Obligation; and (c) the experience history with respect to the Warranty Obligations. There have been no material deviations from the Warranty Obligations and no employee, salesperson or agent of the Company or any of its subsidiaries is authorized to undertake obligations with respect to any person in excess of the Warranty Obligations. All products manufactured, designed, licensed or sold by the Company and it subsidiaries conform with published documentation and satisfy any and all contract or other specifications related thereto to the extent stated in writing in such contracts or specifications. Unless product was not provided as ordered or the wrong product shipped, there is no basis for any refund, adjustment, return or allowance with respect to any product manufactured, designed, licensed or sold by the Company or any of its subsidiaries.

      2.27 INVENTORY. The inventory reflected in the Financial Statements has been determined and valued as reflected in the Financial Statements at the lower of cost or market on a first-in, first-out basis, net of applicable reserves. The inventory (whether raw materials, work-in-process or finished goods) is usable or salable in the ordinary course of business, except for obsolete or damaged inventory for which adequate reserves have been made in the Financial Statements. The finished goods inventories of the Company and its subsidiaries consist of items which are good and merchantable (as defined in the Uniform Commercial Code) at normal mark-ups in the ordinary course of business equal to at least forty percent (40%), except for obsolete or damaged inventory for which adequate reserves have been made on the Financial Statements. No previously sold inventory is subject to refunds, adjustments, returns or allowances in excess of that historically experienced by the Company or any of its subsidiaries. The quantities of each type of inventory (whether raw materials, work-in-process or finished goods) are not excessive in the present circumstances of the Business and all commitments or orders for work-in-process were entered into in the ordinary course of business, consistent with past practice.

      2.28 BANK ACCOUNTS. Section 2.28 of the Company Disclosure Schedule contains a correct and complete list of (a) each bank, savings and loan or other institution in which the Company or any of its subsidiaries has a deposit, custodial, trust or similar account or safety deposit or lock-box account and the numbers and types of the accounts or safety deposit boxes maintained by the Company or any of its subsidiaries at such institution; and (b) the names of all persons authorized to draw on each such account or to have access to any such safety deposit or lock-box facility, together with a description of any limitations on the authority of each such person with respect thereto.

      2.29 CERTIFICATE, LLC AGREEMENT AND MINUTES. The Selling Members have furnished to Buyer correct and complete copies of the certificate of formation, limited liability company or operating agreement, similar governing documents and minute books of the

                                       22
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             **CONFIDENTIAL TREATMENT REQUESTED BY ASHWORTH, INC.**

Company and its subsidiaries, together with all amendments thereto. The minute books of the Company and its subsidiaries contain correct and complete records of all action taken by the members, manager and officers of the Company and its subsidiaries and no material action by the members, manager or officers has been taken for which minutes have not been prepared and are not contained in such minute books. At the Closing, all of those books and records will be in the possession of the Company.

      2.30 RELATED PARTY TRANSACTIONS. None of the Selling Members or any of their respective Affiliates is a party to any Contract or any other arrangement with the Company or any of its subsidiaries (a) providing for the furnishing of services (other than as a manager, officer or employee) or assets; (b) providing for the rental of property or assets; or (c) requiring the payment of money. There are no outstanding financial obligations of any Selling Member, any of their respective Affiliates or any of their respective officers or employees, to the Company or any of its subsidiaries, and there are no outstanding financial obligations of the Company or any of its subsidiaries to any Selling Member, any of their respective Affiliates or any of their respective officers or employees.

      2.31 SOLVENCY. Each Selling Member is a solvent entity or person and will continue to be so after the consummation of the transactions contemplated by this Agreement. No Selling Member is subject to or contemplating either the filing of a petition by it, him or her under any federal or state bankruptcy or insolvency laws or the liquidation of all or a major portion of its, his or her respective assets or property and, to the knowledge of any Selling Member, no person is contemplating the filing of any such petition against any Selling Member.

      2.32 BROKERS. No broker, finder, investment banker, or other person is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement, based upon arrangements made by or on behalf of the Selling Members.

      2.33 RESIDENCY. The States of Alabama and Georgia are not community property states, and each of the spouses of N. Stillwell, G. Stillwell, P. Stillwell, J. Stillwell, Allison and Martin are residents of either Alabama or Georgia.

      2.34 FULL DISCLOSURE. No statement by any Selling Member contained in this Agreement or any other Transaction Document, including, without limitation, the exhibits and schedules attached hereto and thereto, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading.

                                    ARTICLE 3
                     REPRESENTATIONS AND WARRANTIES OF BUYER

      Buyer hereby makes the representations and warranties to each Selling Member as set forth below.

      3.1 ORGANIZATION AND GOOD STANDING. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

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             **CONFIDENTIAL TREATMENT REQUESTED BY ASHWORTH, INC.**

      3.2 AUTHORIZATION OF AGREEMENT. Buyer has all requisite corporate power and authority to enter into and deliver this Agreement and to complete the transactions and perform its obligations contemplated hereby. This Agreement and the other Transaction Documents have (except for Transaction Documents to be executed and delivered solely by the Selling Members) been duly and validly approved by the board of directors of Buyer and no other proceedings on the part of Buyer is necessary to approve this Agreement or the other Transaction Documents and to complete the transactions and perform its obligations contemplated hereby and thereby. This Agreement and the other Transaction Documents to be delivered by Buyer: (a) have been (or upon execution will have been) duly executed and delivered by Buyer, and (b) constitute (or upon execution will constitute) legal, valid and binding obligations of Buyer, enforceable in accordance with their respective terms.

      3.3 NO CONFLICT OR VIOLATION. The execution, delivery and performance by Buyer of this Agreement and the other Transaction Documents to be executed and delivered by Buyer and the completion of the transactions and the performance of it obligations contemplated hereby and thereby do not and will not: (a) violate or conflict with any provision of the certificate of incorporation or bylaws of Buyer; or (b) violate any provision or requirement of any federal, state or local law, statute, judgment, order, writ, injunction, decree, award, rule, or regulation of any Governmental Entity applicable to Buyer, except for violations that do not affect the ability of Buyer to complete the transactions and perform its obligations contemplated by this Agreement.

      3.4 GOVERNMENTAL CONSENTS. No filing with or notice to, and no permit, authorization, consent or approval of, any Governmental Entity is necessary for the execution and delivery by Buyer of this Agreement and the other Transaction Documents required to be delivered by Buyer or the completion of the transactions and the performance of it obligations contemplated hereby or thereby, except for consents that do not affect the ability of Buyer to complete the transactions contemplated by this Agreement.

      3.5 LITIGATION. There are no claims, actions, suits, or proceedings (including, without limitation, any arbitration proceeding) of any nature, at law or in equity, pending or, to the knowledge of Buyer, threatened by or against Buyer, the directors, officers, employees, agents of Buyer, or any of their respective Affiliates involving, affecting or relating to the transactions contemplated by this Agreement or Buyer's ability to complete the transactions and perform the obligations contemplated by this Agreement. Buyer is not subject to any order, writ, judgment, award, injunction or decree of any Governmental Entity involving, affecting or relating to the transactions contemplated by this Agreement or materially and adversely affecting Buyer's ability to complete the transactions and perform the obligations contemplated by this Agreement.

      3.6 SECURITIES MATTERS. The Membership Interests to be purchased by Buyer will be acquired for investment for Buyer's own account, not with a view to the distribution of any part thereof, and Buyer has no present intention of selling, granting any participation in, or otherwise distributing the same. Buyer does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to any third person, with respect to any of the Membership Interests. Buyer understands that the Membership Interests are characterized as "restricted securities" under the U.S. federal securities laws inasmuch as such securities are being acquired in a transaction not involving a public offering and that under such laws and applicable

             **CONFIDENTIAL TREATMENT REQUESTED BY ASHWORTH, INC.**

regulations such securities may not be resold in the absence of an effective registration statement covering the Membership Interests or an exemption from registration under the Securities Act.

      3.7 BROKERS. Other than with respect to Moss Adams Capital LLC and Globalview Advisors LLC, which such fees shall be paid by Buyer, no broker, finder, investment banker, or other person is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement, based upon arrangements made by or on behalf of Buyer.

                                    ARTICLE 4
                               CERTAIN AGREEMENTS

      4.1   INTENTIONALLY OMITTED.

      4.2   CERTAIN TAX MATTERS.

            (a)   Tax Returns.

                  (i) Each Selling Member shall include the income attributable to the Company, its subsidiaries and the Business on such Selling Member's U.S. federal income Tax Return (and similar state, local or foreign Tax Return) for all periods through and including the Closing Date and pay any Taxes attributable to such income. Buyer shall furnish Tax information to each Selling Member for inclusion in such Selling Member's U.S. federal income Tax Return (and similar state, local or foreign Tax Return) for the period which includes the Closing Date in accordance with the past income Tax practices of such Selling Member and the Company. Each Selling Member shall make all payments required with respect to any such Tax Return.

                  (ii) Buyer shall include the income attributable to the Company, its subsidiaries and the Business on Buyer's consolidated U.S. federal income Tax Return (and similar state, local or foreign Tax Return) for all periods after the Closing Date and pay any income Taxes attributable to such income. Each Selling Member shall furnish Tax information to Buyer with respect to the Company, its subsidiaries, the Business and the operations, ownership and activities thereof for all periods through and including the Closing Date to the extent such information is relevant to any Tax Return which Buyer has the right and obligation hereunder to file. Buyer shall make all payments required with respect to any such Tax Return.

                  (iii) The income attributable to the Company, its subsidiaries and the Business shall be apportioned to the period up to and including the Closing Date (the "PRE-CLOSING SHORT YEAR") and the period after the Closing Date (the "POST-CLOSING SHORT YEAR") by closing the books of the Company as of the end of the Closing Date. For purposes of this Section 4.2, in the case of any Taxes that are imposed on a periodic basis and are payable for a taxable period that includes (but does not end on) the Closing Date, the portion of such Tax which relates to the portion of such taxable period ending on the Closing Date shall (A) in the case of Taxes that are not based on income or gross receipts (e.g., property Taxes), be deemed to be the total amount of such Taxes for the period in question multiplied by a fraction, the numerator of which is the number of days in the taxable period ending on the Closing Date, and the denominator of which is the total number of days in the entire taxable period in question, and

             **CONFIDENTIAL TREATMENT REQUESTED BY ASHWORTH, INC.**

(B) in the case of Taxes that are based on income or gross receipts, be deemed to be the Taxes that would be due if the relevant taxable period ended on the Closing Date.

            (b) Cooperation. Each Selling Member, on the one hand, and Buyer, on the other hand, shall, with respect to any Tax Return which such party is responsible for preparing and filing, make such Tax Return and related work papers available for meaningful review, comment and reasonable modification by the other party, if the Tax Return (i) is with respect to Taxes for which the other party or one if its Affiliates may be liable, or (ii) claims Tax benefits which the other party or one of its Affiliates is entitled to receive. Each Selling Member and Buyer shall cooperate fully, and to the extent reasonably requested by the other party, in connection with the filing of all Tax Returns pursuant to this Agreement and any audit, litigation, or other proceeding related to such Tax Returns. Such cooperation shall include the retention and provision of records and information relevant to any such Tax filing, audit, litigation or other matter and making employees available on a reasonable basis. With respect to the retention of records, each Selling Member shall retain all Tax Returns, schedules and work papers, and all records and other documents relating thereto, until the expiration of the applicable statute of limitations (including any extension thereof).

            (c)   Tax Controversies and Audits.

                  (i) In the event any Tax authority informs any Selling Member, on the one hand, or Buyer, on the other hand, of any notice of proposed audit, claim, assessment or other dispute concerning an amount of Taxes with respect to which the other party may incur liability hereunder, the party so informed shall promptly notify the other party of such matter. Such notice shall contain factual information (to the extent known) describing any asserted Tax liability in reasonable detail and shall be accompanied by copies of any notice or other documents received from any Tax authority with respect to such matter.

                  (ii) Each Selling Member (or the member designated the tax matters member) shall control all audits and contests relating to any Taxes attributable to the Company, its subsidiaries or the Business for all Tax periods ending on or prior to the Closing Date. Buyer shall control all audits and contests relating to any Taxes attributable to the Company, its subsidiaries or the Business that arise following the Closing Date, including Taxes related to the Post-Closing Short Year. Subject to the foregoing, in the event an adverse determination could result in a party having liability for Taxes, such party shall be entitled to participate in that portion of the proceedings relating to the Taxes with respect to which it or he may incur liability hereunder, including, (A) participation in conferences, meetings or proceedings with any taxing authority, (B) participation in appearances before any Governmental Entity, and (iii) with respect to the matters described in the preceding clauses (i) and (ii), participation in the submission and determination of the content of the documentation, protests, memoranda of fact and law, briefs, and the conduct of oral arguments and presentations.

                  (iii) Without the prior written consent of Buyer, no Selling Member may settle or agree to any settlement of any Tax liability relating to a Tax period ending on or prior to the Closing Date if such settlement or agreement would have a material adverse impact on Buyer's Tax liability for any Tax period ending after Closing Date. Without the prior written consent of the Selling Member impacted, Buyer may not settle or agree to any settlement of any

             **CONFIDENTIAL TREATMENT REQUESTED BY ASHWORTH, INC.**

Tax liability relating to a Tax period ending after the Closing Date if such settlement or agreement would have a material adverse impact on a Selling Member's Tax liability for any Tax period ending on or prior to the Closing Date.

            (d) Tax Sharing Agreements. Any Tax sharing agreement between any Selling Member or any of such Selling Member's Affiliates, on the one hand, and the Company or any of its Affiliates, on the other hand, shall terminate as of the Closing Date and will have no further effect for any taxable year (whether the current year, a future year, or a past year).

            (e) Transfer Taxes. All stamp, documentary, recording, transfer and sales and use Taxes incurred in connection with this Agreement and the transactions contemplated hereby shall be borne by Buyer. Each Selling Member shall file, to the extent required by applicable law, all necessary Tax Returns and other documentation with respect to all such transfer or sales and use Taxes. The expense of such filing shall be borne solely by Buyer.

      4.3 INSURANCE. The Selling Members shall cause the Company and its subsidiaries to maintain, through and including the Closing Date, the insurance policies identified in Section 2.25 of the Company Disclosure Schedule.

      4.4   CERTAIN AGREEMENTS AND ARRANGEMENTS.

            (a) Employment Agreements. The Selling Members shall use all their commercially reasonable efforts to cause each of N. Stillwell, P. Stillwell, J. Stillwell, Allison and Martin to enter into the Employment Agreements with the Company.

            (b) Sublease. The Selling Members shall cause 16 Downing, LLC to enter into the Amended and Restated Lease Agreement with the Company.

            (c) Other Agreements and Arrangements. The Selling Members shall cause (i) each of Ryan Martin and Tate Smith to terminate, and release the Company from any liability with respect to, the bonus and severance arrangements between the Company and each of them, (ii) Martin to terminate, and release the Company from any liability with respect to, that certain consulting Agency Services Agreement, effective January 1, 2004 (the "MARTIN CONSULTING AGREEMENT"), between the Company and Martin, and (iii) W.C. Bradley to terminate, and release the Company from any liability with respect to, that certain membership services Agreement, effective July 1, 1997, between the Company and W.C. Bradley (the "MEMBERSHIP SERVICES AGREEMENT").

      4.5 NOTICE OF CHANGES. Until the Closing (or the earlier termination of this Agreement), (a) each Selling Member shall promptly advise Buyer in writing with respect to any matter arising after execution of this Agreement of which such Selling Member obtains knowledge and which, if existing or occurring at the date of this Agreement, would have been required to be disclosed in the Company Disclosure Schedule or would cause a breach of any of the representations, warranties or covenants of any Selling Member under this Agreement or any other Transaction Document, and (b) Buyer shall promptly advise the Selling Members in writing with respect to any matter arising after execution of this Agreement of which Buyer obtains knowledge and which, if existing or occurring at the date of this Agreement, would have been required to be disclosed in connection with
Article 3 hereof or would cause a breach of any

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             **CONFIDENTIAL TREATMENT REQUESTED BY ASHWORTH, INC.**

of the representations, warranties or covenants of Buyer under this Agreement or any other Transaction Document.

      4.6 PUBLICITY. Upon execution of this Agreement, the Selling Members and Buyer may jointly issue a press release, as mutually agreed upon by the Selling Members and Buyer. The Selling Members and Buyer intend that all future statements or communications to the public or press regarding this Agreement or the transactions contemplated by this Agreement must be mutually agreed upon by the Selling Members and Buyer and none of the Selling Members or Buyer, or any of their respective subsidiaries or Affiliates may, without such mutual agreement, issue any statement or communication to the public or to the press regarding this Agreement, or any of the terms, conditions, or other matters with respect to this Agreement, except as required by any applicable law, rule, regulation or requirement and then only following at least one (1) day's notice to other party (which notice shall include a copy of the proposed statement or communication to be issued to the press or public). The foregoing will not restrict any party's communications with its employees or customers in the ordinary course of business.

                                    ARTICLE 5
                              CONDITIONS TO CLOSING

      5.1 CONDITIONS TO OBLIGATIONS OF EACH PARTY. The obligations of each Selling Member, on the one hand, and Buyer, on the other hand, to complete the transactions contemplated hereby are subject to the fulfillment, on or before the Closing Date, of the conditions set forth in this Section 5.1, any one or more of which may be waived in writing by the party entitled to the benefit of such condition.

            (a) No Action or Proceeding. No preliminary or permanent injunction or other order issued by any Governmental Entity that declares this Agreement invalid in any respect or prevents or would be violated by the completion of the transactions contemplated hereby, or which would have a Material Adverse Effect, is in effect. No action or proceeding has been instituted or threatened by any Governmental Entity, other person, or entity which seeks to prevent or delay the completion of the transactions contemplated by this Agreement or which challenges the validity or enforceability of this Agreement, the result of which could constitute a Material Adverse Effect.

            (b) Governmental Consents, Approvals and Filings. All consents, authorizations and approvals from, and all declarations, filings and registrations with, any Governmental Entity that are listed on Section 2.4 to the Company Disclosure Schedule have been obtained or made.

      5.2 CONDITIONS TO OBLIGATIONS OF BUYER. The obligations of Buyer to complete the transactions contemplated hereby are subject to the fulfillment, on or before the Closing Date, of the conditions set forth in this Section 5.2, any one or more of which may be waived by Buyer in writing in its discretion.

            (a) Representations and Warranties; Covenants. The representations and warranties of each Selling Member contained in this Agreement and each other Transaction Document are true and correct in all respects on and as of the Closing Date, and each Selling

             **CONFIDENTIAL TREATMENT REQUESTED BY ASHWORTH, INC.**

Member shall have performed in all respects the obligations required to be performed by it, him or her under this Agreement and each other Transaction Document on or before the Closing Date.

            (b)   Intentionally omitted.

            (c) Compliance Certificate. Each Selling Member shall have delivered to Buyer a compliance certificate, dated as of the Closing Date, certifying to the satisfaction of the conditions specified in Sections 5.2(a) and (b).

            (d) Employment Agreements. The Selling Members shall have delivered to Buyer duly executed Employment Agreements from each of N. Stillwell, P. Stillwell, J. Stillwell, Allison, Martin, Ryan Martin and Tate Smith.

            (e) Amended and Restated Lease Agreement. The Selling Members shall have delivered to Buyer a duly executed Amended and Restated Lease Agreement between 16 Downing, LLC and the Company.

            (f) Rates and Services Schedule. W.C. Bradley shall extend, for a period ending no earlier than December 25, 2004, the rates and services schedule as set forth on Schedule 5.2(f) applicable for the call center and fulfillment services provided to the Company on terms no less favorable than those in effect for the current fiscal year of the Company.

            (g) Income and Balance Sheet. Each of the Selling Members shall have delivered to Buyer a certificate, dated as of the Closing Date, certifying that, based on all available information through the Closing Date, there is no reason to believe that the Company will not achieve the July 2004 income and balance sheet targets set forth on Schedule 5.2(g) attached hereto, including, without limitation, meeting or bettering: (i) sales, (ii) earnings before interest and taxes, and (iii) operating bank debt, all as adjusted to reflect the reserves set forth in Section 2.16(p) of the Company Disclosure Schedule.

            (h) Subordination Agreement. W.C. Bradley shall have delivered to Buyer a duly executed Subordination Agreement.

            (i) Non-Foreign Affidavits. The Selling Members shall have delivered to Buyer duly executed Non-Foreign Affidavits from each Selling Member.

            (j) Termination of Certain Agreements and Arrangements. The Selling Members shall have delivered to Buyer duly executed termination and releases of: (i) Ryan Martin and Tate Smith with respect to the severance arrangements between the Company and each of them, (ii) Martin with respect to the Martin Consulting Agreement, and (iii) W.C. Bradley with respect to the Membership Services Agreement.

            (k) Opinion of Counsel. The Selling Members shall have delivered to Buyer a legal opinion, dated as of the Closing Date, from Page, Scrantom, Sprouse, Tucker & Ford, P.C., counsel to the Selling Members, in substantially the form attached hereto as Exhibit I.

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             **CONFIDENTIAL TREATMENT REQUESTED BY ASHWORTH, INC.**

            (l) Third Party Consents and Approvals. The Selling Members shall have delivered to Buyer all third party consents, waivers, authorizations and approvals required as set forth in Section 2.3 to the Company Disclosure Schedule, in form and substance satisfactory to Buyer.

      5.3 CONDITIONS TO OBLIGATIONS OF SELLING MEMBERS. The obligations of the Selling Members to complete the transactions contemplated hereby are subject to the fulfillment, on or before the Closing Date, of the conditions set forth in this Section 5.3, any one or more of which may be waived by the Selling Members in writing in their discretion.

            (a) Representations and Warranties; Covenants. The representations and warranties of Buyer contained in this Agreement shall be true and correct in all respects on and as of the Closing Date, and Buyer shall have performed in all respects all obligations required to be performed by it under this Agreement and each other Transaction Document on or before the Closing Date.

            (b) Compliance Certificate. Buyer shall have delivered to the Selling Members a compliance certificate, executed by its President, dated as of the Closing Date, certifying to the satisfaction of the conditions specified in
Section 5.3(a).

            (c) Opinion of Counsel. Buyer shall have delivered to the Selling Members a legal opinion, dated as of the Closing Date, from Gibson, Dunn & Crutcher LLP, counsel to Buyer, in substantially the form attached hereto as Exhibit J.

            (d) Sublease Guaranty. Buyer shall have delivered to the Selling Members a duly executed Sublease Guaranty from Ashworth to 16 Downing, LLC.

            (e) Note Guaranty. Ashworth shall have delivered to W.C. Bradley its guarantee of the Bradley Note.

            (f) Subordination Agreement. Buyer shall have delivered to W.C. Bradley a duly executed Subordination Agreement.

            (g) Release of W.C. Bradley Co. Guarantee. Columbus Bank and Trust Company, as trustee, shall deliver a duly executed release of W.C. Bradley Co. from its guaranty in connection with the Company's outstanding line of credit.

                                    ARTICLE 6
                         CERTAIN POST-CLOSING COVENANTS

      6.1 CONFIDENTIAL INFORMATION. From and after the Closing Date, each Selling Member shall hold in confidence, and shall cause its, his or her respective Affiliates, stockholders, members, directors, officers, employees and agents to hold in confidence, all Confidential Information. Other than solely in connection with any Employment Agreement, none of the Selling Members will disclose or make use of, and each shall cause its, his or her respective Affiliates, stockholders, members, directors, officers, employees and agents not to disclose or make use of, Confidential Information without the prior written consent of Buyer.

                                       30
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             **CONFIDENTIAL TREATMENT REQUESTED BY ASHWORTH, INC.**

      6.2 SOLICITATION AND HIRING OF EMPLOYEES. For a period beginning with the Closing Date and continuing through January 29, 2009, none of the Selling Members will, either directly or indirectly as a stockholder, investor, member, partner, director, officer, employee or otherwise, (a) solicit or attempt to induce any employee to terminate employment with the Company, any of subsidiaries, Buyer or any of their respective Affiliates, or (b) hire or attempt to hire (whether in an employment, consulting or other capacity) any employee of the Company, any of its subsidiaries, Buyer or any of their respective Affiliates, other than through the general solicitations of potential employees.

      6.3   NONCOMPETITION, REFERRAL OF CUSTOMERS.

            (a) Noncompete. For a period beginning with the Closing Date and continuing through January 29, 2009, unless earlier terminated as provided herein, each of the Selling Members, with the exception of Young An Hat, agrees to neither, directly or indirectly, as a stockholder, investor, partner, director, officer, employee, consultant or otherwise, (i) design, develop, manufacture, market, sell, perform or offer anywhere in the world any material, product, component or service which is competitive with any material, product, component or service designed, developed (or under development), manufactured, marketed, sold or offered by the Company or any of its subsidiaries on or prior to the Closing Date or (ii) engage anywhere in the world in any business competitive with the Business, as conducted on the date of this Agreement or during the two (2) years prior to the Closing Date. Notwithstanding the foregoing, if an individual Selling Member's employment with the Company is terminated for cause or disability and Randall Herrel, Sr. is either Chairman or Chief Executive Officer of Ashworth at the time of such termination for cause or disability, the period of this noncompete applicable to such terminated individual shall be three (3) years from the Closing Date or one (1) year from the date of such termination, whichever is greater; provided, however, that if Randall Herrel, Sr. is neither Chairman nor Chief Executive Officer of Ashworth at the time of such termination for cause or disability or there is a Change of Control of Ashworth, the period of the noncompete will be one (1) year from the Closing Date or one (1) year from the date of such termination for cause or disability, whichever is greater. The covenants of the Selling Members under this Section 6.3 terminate as of the end of the day on January 29, 2009.

            Notwithstanding anything to the contrary in this Section 6.3(a), if four of the five individual Selling Members to be employed by the Company are terminated for cause or disability within two (2) years of the Closing Date, the period of the noncompete will be four (4) years from the Closing Date, provided, that Randall Herrel, Sr. is either Chairman or Chief Executive Officer of Ashworth at the time of such termination and there has been no Change of Control of Ashworth.

            If an individual Selling Member's employment with the Company is terminated by the Company without cause (to include a constructive discharge), the noncompete period applicable to such individual will terminate as of the date of such termination without cause.

            As used in this Section 6.3, "cause," "disability" and "constructive discharge" shall have the meanings given to them in the Selling Member's employment agreement.

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             **CONFIDENTIAL TREATMENT REQUESTED BY ASHWORTH, INC.**

            With respect to W.C. Bradley's and Martin's respective ownership interests in License Partners International, LLC, a Delaware limited liability company, this Section 6.3(a) shall not prohibit W.C. Bradley and Martin from continued ownership of such interests. In addition, this Section 6.3(a) shall not preclude W.C. Bradley from operating its existing businesses at the time of the Closing as conducted as of the Closing Date and producing and selling brand extensions related thereto.

            (b) Young An Hat. Without the prior written consent of Buyer, each of the Selling Members agrees that he or it, either as an owner, employee, consultant, director, advisor, contractor or in any other capacity (whether paid or unpaid), shall not directly or indirectly be engaged or interested in, or enter into any equity, joint venture or other business transaction or relationship with, Young An Hat or its current controlling person for the period from the Closing Date through January 29, 2009. Buyer agrees not to unreasonably withhold its consent pursuant to this Section 6.3(b) to the extent the request of a Selling Member hereunder does not involve a relationship or business transaction which directly or indirectly competes with the Company or its Affiliates or subsidiaries, as determined in Buyer's sole discretion.

            (c) Referral. Each Selling Member, with the exception of Young An Hat, shall, and each shall cause its, his or her respective Affiliates, stockholders, directors, officers, employees and agents to, refer all inquiries regarding the Business to the Company, its subsidiaries and Buyer and none of the Selling Members (nor any of their respective Affiliates), with the exception of Young An Hat, will independently pursue any such inquiries. Each Selling Member, with the exception of Young An Hat, shall notify its, his or her respective Affiliates in writing promptly after the Closing Date that the Business has been sold to Buyer, and such notice will inform such Affiliates of their obligations under this Section 6.3(c). Such notice must be in such form and substance satisfactory to Buyer.

      6.4 REASONABLENESS OF COVENANTS. Each Selling Member acknowledges and affirms that the duration and geographic scope of the nonsolicit provisions set forth in Section 6.2 and the noncompetition provisions set forth in Section 6.3 are reasonable in all respects. Each Selling Member recognizes and acknowledges that Buyer is paying significant consideration to acquire the Membership Interests and the Business and that Buyer would not be doing so but for the covenant not to solicit employees and the covenant not to compete contained herein. Each Selling Member further recognizes and acknowledges that each of them is deriving significant consideration and other tangible benefits from Buyer's execution and delivery of this Agreement and that such covenants are necessary to protect and maintain the business interests of the Company, its subsidiaries and Buyer. In the event that any court determines that the duration or the geographic scope, or both, are unreasonable and that any provision under either Section 6.2 or 6.3 is to that extent unenforceable, the provision shall remain in full force and effect for the greatest time period, to the greatest extent and in the greatest area that would not render it unenforceable. The parties hereto intend that the nonsolicit provisions set forth in Section 6.2 and the noncompetition provisions set forth in Section 6.3 will be deemed to be a series of separate covenants, one for each and every county of each and every state or province of each and every country.

      6.5 SHARING OF DATA. Following the Closing Date, Buyer shall have the right to have reasonable access, at Buyer's expense, to (a) those books, records and accounts, including

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             **CONFIDENTIAL TREATMENT REQUESTED BY ASHWORTH, INC.**

financial and Tax information, correspondence, production records, employment records and other records of the Company that are retained by any Selling Member and (b) the work papers of the Company's accountants, in each case to the extent that any of the foregoing is needed by Buyer for the purposes of conducting a complete audit of the financial records of the Company or any of its subsidiaries, conducting the Business or complying with its obligations under applicable securities, Tax, environmental, employment or other laws and regulations. None of the Selling Members shall destroy any books, records or accounts retained by it, him or her relating to the Business without first providing Buyer with the opportunity to obtain or copy such books, records or accounts, except as such consists of personal tax returns.

      6.6 COOPERATION IN LITIGATION. From and after the Closing Date, each party shall fully cooperate with the other in the defense or prosecution of any litigation or proceeding already instituted or which may be instituted hereafter against or by such other party relating to or arising out of the conduct of the Business prior to or after the Closing Date (other than litigation among the parties hereto or their respective Affiliates arising out of the transactions contemplated by this Agreement or the other Transaction Documents). The party requesting such cooperation shall pay the reasonable out-of-pocket expenses incurred in providing such cooperation (including legal fees and disbursements) by the party providing such cooperation and by its directors, officers, employees and agents, but shall not be responsible for reimbursing such party or its directors, officers, employees and agents for their time spent in such cooperation.

      6.7 SALES AND TRANSFER TAXES. Notwithstanding any provision of law imposing the burden of transfer Taxes on any Selling Member or Buyer, as the case may be, Buyer shall bear all sales and transfer Taxes. Each Selling Member and Buyer shall cooperate in good faith with each other and use their commercially reasonable efforts to minimize any sales or transfer Taxes.

      6.8 THE EDGE, LLC. As soon as practicable after the Closing Date, the Selling Members shall use their best efforts to cooperate fully with and otherwise assist Buyer and the Company in liquidating Kudzu, LLC's ownership interest in The Edge, LLC and otherwise terminating any obligations of the Company or any of its subsidiaries that are any way related to The Edge, LLC without any past, present or future liability to Buyer, the Company or any of its subsidiaries, and the Selling Members shall be responsible for any and all costs associated with liquidating such interests.

                                    ARTICLE 7
                                 INDEMNIFICATION

      7.1 INDEMNIFICATION BY SELLING MEMBERS. Subject to the limits set forth in this Article 7, the Selling Members, and their respective successors and assigns, shall individually and separately and not jointly and severally indemnify, defend, reimburse and hold harmless the Buyer Indemnitees, from and against any and all asserted good faith claims, losses, damages, diminution in value, liabilities, obligations, assessments, penalties and interest, demands, actions and expenses (including, without limitation, settlement costs and any legal, accounting and other expenses for investigating or defending any actions) (collectively, "LOSSES") incurred by any Buyer Indemnitee, arising out of either:

             **CONFIDENTIAL TREATMENT REQUESTED BY ASHWORTH, INC.**

            (a) the breach of any representation or warranty made by any Selling Member contained in this Agreement or any other Transaction Document;

            (b) the breach of any covenant, agreement or obligation of any Selling Member contained in this Agreement or any other Transaction Document; or

            (c) the payment of any and all Taxes (including any penalties or interest) that are imposed on the Company, any of its subsidiaries or Buyer in respect of any income, property, business or operations for any taxable period ending on or prior to the date hereof and for any Pre-Closing Short Year (whether or not such Tax obligation is disclosed in the Company Disclosure Schedule).

      7.2   INDEMNIFICATION PROCEDURE.

            (a) Notice of Claim. Whenever any good faith claim for a Loss is asserted (a "CLAIM") for indemnification under this Article 7, the Indemnitee shall promptly give written notice to the Indemnitor and each other party hereunder with respect to the Claim, which notice shall include reliable information of the facts constituting the basis for the Claim, including but not limited to, if feasible, a good faith estimate of the amount of said Claim. Notwithstanding the foregoing, the failure to timely give such notice shall not relieve the Indemnitor from any obligation under this Agreement, except to the extent, if any, that the Indemnitor is materially prejudiced thereby. In the event of any Claim resulting from or in connection with any claim or legal proceedings by a third party, the notice to the Indemnitor shall specify, if known, the amount or an estimate of the amount of liability arising therefrom. The Indemnitee shall not settle or compromise any claim by any third party for which it is entitled to indemnification hereunder, without the prior written consent of the Indemnitor (which consent will not be unreasonably withheld, conditioned or delayed) unless suit shall have been instituted against it and the Indemnitor shall not have taken control of such suit after notification thereof as provided in Section 7.2(c) hereof.

            (b) Obligations of Indemnitor. Upon receipt of written notice from the Indemnitee of a Claim, the Indemnitor shall provide counsel (such counsel subject to the reasonable approval of the Indemnitee) to defend the Indemnitee against the matter from which the Claim arose, at the Indemnitor's sole cost, risk and expense. The Indemnitee shall cooperate in all reasonable respects with the Indemnitor in the investigation, trial, defense and any appeal arising from the matter from which the Claim arose. The Indemnitee shall be entitled to participate in (but not control) the defense of any such action, with counsel at its own expense. The Indemnitor shall have the right to elect to settle any claim for monetary damages without the Indemnitee's consent only if the settlement includes a complete release of the Indemnitee. If the settlement does not include such a release, it will be subject to the consent of the Indemnitee, which will not be unreasonably withheld; provided, however, if the Indemnitee fails to give such consent within twenty (20) days of being requested to do so, the Indemnitee shall, at its expense, assume the defense of such Claim and regardless of the outcome of such matter, the Indemnitor's liability hereunder shall be limited to the amount of the proposed settlement. The Indemnitor may not admit any liability of the Indemnitee or waive any of the Indemnitee's rights without the Indemnitee's prior written consent, which will not be unreasonably withheld. If the subject of any Claim results in a judgment or settlement, the Indemnitor shall promptly pay such judgment or settlement.

             **CONFIDENTIAL TREATMENT REQUESTED BY ASHWORTH, INC.**

            (c) Assumption of Defense. If the Indemnitor (i) fails to assume the defense of the subject of any Claim in accordance with the terms of Section 7.2(b), (ii) fails diligently to prosecute such defense, or (iii) has, in the Indemnitee's reasonable good faith judgment, a conflict of interest, the Indemnitee may defend against the subject of the Claim, at the Indemnitor's sole cost, risk and expense, in such manner and on such terms as the Indemnitee deems appropriate, including, without limitation, settling the subject of the Claim; provided, however, that any compromise or settlement shall be subject to the Indemnitor's consent, which consent will not be unreasonably withheld, conditioned or delayed. If the Indemnitee defends the subject of a Claim in accordance with this Section 7.2(c), the Indemnitor shall cooperate with the Indemnitee and its counsel in all reasonable respects and shall deliver to the Indemnitee or its counsel copies of all pleadings and other information within the Indemnitor's knowledge or possession reasonably requested by the Indemnitee or its counsel that are relevant to the defense of the subject of any such Claim and that will not prejudice the Indemnitor's position, claims or defenses. The Indemnitee shall maintain confidentiality with respect to all such information consistent with the conduct of a defense hereunder.

      7.3 PAYMENT. All payments owing under any Claim will be made promptly as indemnifiable Losses are incurred. If the Indemnitee defends the subject matter of any Claim in accordance with Section 7.2(c), the expenses (including actual attorneys' fees and costs) incurred by the Indemnitee shall be paid by the Indemnitor in advance of the final disposition of such matter as incurred by the Indemnitee; provided that the Indemnitee undertakes in writing to repay any such advances with interest at the prime rate of interest charged by Columbus Bank and Trust Company, Columbus, Georgia, in the event that it is ultimately determined that the Indemnitee is not entitled to indemnification under the terms of this Agreement or applicable law.

      7.4   LIMITATIONS.

            (a) Threshold. Notwithstanding any provision of this Agreement to the contrary, no Indemnitor shall have any obligation to indemnify any Buyer Indemnitee pursuant to Section 7.1(a) (other than any obligation to indemnify arising from any breach by a Selling Member of any representation or warranty set forth in Section 2.2 or Section 2.5 which breaches shall not be subject to the limits in this Section 7.4(a) or Section 7.4(b), except that the Threshold and the Aggregate Threshold shall apply and each Selling Member's liability shall be limited to the amount of the Purchase Price proceeds received by such breaching Selling Member) unless the Buyer Indemnitees have suffered Losses (i) in an individual amount attributable for a Claim in excess of $**** (the "THRESHOLD") or (ii) in the aggregate amount for all Claims pursuant to Section 7.1(a) in excess of $**** (the "AGGREGATE THRESHOLD"). Once the aggregate amount of Losses arising out of Section 7.1(a) exceeds the Threshold or the Aggregate Threshold, as the case may be, the Buyer Indemnitees shall be entitled to recover the full amount of all Losses, including, without limitation, the Threshold or the Aggregate Threshold, up to a maximum of $**** for Claims made on or prior to October 31, 2005, provided that, after October 31, 2005, the maximum amount of Losses arising out of Section 7.1(a) that may be recoverable by Buyer shall be the sum of (x) $**** for Claims made after October 31, 2005 that are unrelated to Claims pending on October 31, 2005 plus (y) the amount of Unresolved Claims made prior to October 31, 2005 up to a maximum of $****.

             **CONFIDENTIAL TREATMENT REQUESTED BY ASHWORTH, INC.**

            (b) Limit. The maximum aggregate liability of the Selling Members to the Buyer Indemnitees for all Claims relating to the transactions contemplated in this Agreement, to include, but not limited to, those arising under Section 7.1(a) of this Agreement will be $**** and shall first be drawn from the Holdback Account. The total aggregate Indemnitor's liability for Claims related to the transactions contemplated herein, after exhaustion of the Holdback Amount, shall be $****. No individual Selling Member's liability shall exceed an amount determined by multiplying $**** times a percentage equal to such Selling Member's percentage membership interest in the Company immediately prior to the Closing Date for Claims made on or prior to October 31, 2005 (the "PROPORTIONATE LIABILITY"). For the sake of clarity, however, the maximum aggregate liability of the Selling Members after October 31, 2005 shall not exceed $**** plus the amount of Unresolved Claims made on or prior to October 31, 2005; provided that in no event shall such amount exceed $****.

            (c) Limit for Insurance Proceeds. No Indemnitee shall be entitled to indemnification under this Article 7 for Losses covered by insurance proceeds from insurance owned and paid for by any Selling Member, to the extent that the Indemnitee actually receives such insurance proceeds to cover such Losses.

            (d) Prior Disclosure. No Loss or Claim shall occur or exist with respect to (i) facts or circumstances that were disclosed to the Buyer in the Company Disclosure Schedule, or (ii) claims that were reserved for by the Company either specifically or generally.

            (e) The Edge, LLC. Notwithstanding anything to the contrary herein, the Selling Members shall be liable for, and indemnify and hold Buyer harmless from, all Losses or any other payments incurred by Buyer or the Company arising out of, in connection with or in any way related to Kudzu LLC's ownership interest in The Edge, LLC, as such interest is identified in Section
2.6 of the Company's Disclosure Schedule and otherwise in terminating any obligations of the Company or any of its subsidiaries that are any way related to The Edge, LLC. The liability of the Selling Members under this Section 7.4(e) shall not be subject to the Threshold nor shall it be subject to, or considered in calculating, the $**** maximum aggregate liability limitation as set forth in
Section 7.4(b).

      7.5 SURVIVAL. All representations, warranties, covenants and obligations set forth in this Agreement or any other Transaction Document will survive the Closing and the completion of the transactions contemplated hereby or thereby. All such representations and warranties will expire on October 31, 2005, except that the representations and warranties under Sections ** and ** shall survive indefinitely and the representations and warranties under Sections ** and ** shall survive until expiration of any applicable statute of limitations. No party will be liable to another under any representation or warranty after the applicable expiration of such warranty or representation; provided, however, that if a Claim is properly made under this Article 7 with respect to any representation or warranty prior to the applicable expiration date, such Claim may be pursued to resolution notwithstanding expiration of the representation or warranty under which the Claim was brought. No party will be liable to another under any covenant or obligation after the applicable expiration of such covenant or obligation, if any.

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

             **CONFIDENTIAL TREATMENT REQUESTED BY ASHWORTH, INC.**

                                    ARTICLE 8
                              INTENTIONALLY OMITTED

                                    ARTICLE 9
                                  MISCELLANEOUS

      9.1   DEFINITIONS.

            (a) "ACTION" means any action, suit, counterclaim, cross-claim, appeal, arbitration or mediation for any relief against a party hereunder or any of its, his o her Affiliates, successors or assigns, declaratory or otherwise, to enforce the terms of this Agreement or to declare rights under this Agreement.

            (b) "AFFILIATE" has the meaning ascribed to it in Rule 405 under the Securities Act.

            (c)   "AGGREGATE THRESHOLD" has the meaning ascribed to it in
Section 7.4(a) hereof.

            (d) "AGREEMENT" has the meaning ascribed to it in the preamble to this Agreement.

            (e) "ALLISON" has the meaning ascribed to it in the preamble to this Agreement.

            (f) "AMENDED AND RESTATED LEASE AGREEMENT" has the meaning ascribed to it in Section 1.7(b)(iv) of this Agreement.

            (g)   "ASHWORTH" means Ashworth, Inc, a Delaware corporation.

            (h)   "BASE PURCHASE PRICE" has the meaning ascribed to it in
Section 1.2 hereof.

            (i) "BRADLEY NOTE" has the meaning ascribed to it in Section 1.2 hereof.

            (j) "BRADLEY RETAILING" has the meaning ascribed to it in the preamble to this Agreement.

            (k) "BUSINESS" means the headwear and apparel manufacturing and sales business and all other lines of business conducted by, or proposed to be conducted by, the Company and its subsidiaries , including, without limitation, the business related to the "Kudzu" and "The Game" brands.

            (l) "BUYER" has the meaning ascribed to it in the preamble to this Agreement.

            (m) "BUYER INDEMNITEES" means Buyer and its respective Affiliates, and the directors, officers, employees, representatives and agents of any of them.

            (n)   "CHANGE OF CONTROL" means:

             **CONFIDENTIAL TREATMENT REQUESTED BY ASHWORTH, INC.**

                  (i) Except as provided by subparagraph (iii) below, the acquisition (other than from Ashworth) by any person, entity or "group", within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (excluding, for this purpose, Ashworth or its subsidiaries, or any executive benefit plan of Ashworth or its subsidiaries which acquires beneficial ownership of voting securities of Ashworth), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of forty percent (40%) or more of either the then outstanding shares of common stock or the combined voting power of Ashworth's then outstanding voting securities entitled to vote generally in the election of directors; or

                  (ii) Individuals who, as of the date hereof, constitute the Board of Directors of Ashworth (as of the date hereof the "Incumbent Board") cease for any reason to constitute at least a majority of the Board of Directors of Ashworth, provided that any person becoming a director subsequent to the date of this Agreement whose election, or nomination for election by Ashworth's stockholders, is or was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) shall be, for purposes of this Agreement, considered as though such person were a member of the Incumbent Board; or

                  (iii) Approval by the stockholders of Ashworth of a reorganization, merger or consolidation with any other person, entity or corporation, other than

                        (1) a merger or consolidation which would result in the voting securities of Ashworth outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of another entity) more than fifty percent (50%) of the combined voting power of the voting securities of Ashworth or such other entity outstanding immediately after such merger or consolidation, or

                        (2) a merger or consolidation effected to implement a recapitalization of Ashworth (or similar transaction) in which no person acquires forty percent (40%) or more of the combined voting power of Ashworth's then outstanding voting securities; or

                  (iv) Approval by the stockholders of Ashworth of a plan of complete liquidation of Ashworth or an agreement for the sale or other disposition by Ashworth of all or substantially all of Ashworth's assets.

            (o) "CLAIM" has the meaning ascribed to it in Section 7.2(a) hereof.

            (p) "CLOSING" means the closing of the sale by the Selling Members, and the purchase by Buyer, of all the Membership Interests.

            (q) "CLOSING DATE" has the meaning ascribed to it in Section 1.7(a) hereof.

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

             **CONFIDENTIAL TREATMENT REQUESTED BY ASHWORTH, INC.**

            (r)   "CODE" means the Internal Revenue Code of 1986, as amended.

            (s)   "COMPANY" has the meaning ascribed to it in Recital A hereof.

            (t) "COMPANY DISCLOSURE SCHEDULE" means the disclosure schedule attached hereto as Schedule 2.

            (u) "COMPANY IP ASSETS" has the meaning ascribed to it in Section 2.8(a) hereof.

            (v) "CONFIDENTIAL INFORMATION" means any information not in the public domain, in any form, whether acquired prior to or after the Closing Date, received from the Company, its subsidiaries or any of their advisors relating to the Business, including, without limitation, information regarding vendors, suppliers, trade secrets, training programs, technical information, contracts, systems, procedures, know-how, trade names, improvements, price lists, financial or other data, business plans, computer programs, software systems, internal reports, personnel files or any other compilation of information, written or unwritten, which is or was used in the Business.

            (w) "CONTRACTS" has the meaning ascribed to it in Section 2.9(a) hereof.

            (x) "DECISION" means any judgment, order, ruling, or award granted with respect to an Action.

            (y) "EBIT CARRYOVER" has the meaning ascribed to it in Section 1.3(b)(i) hereof.

            (z) "EBIT CATCH-UP" has the meaning ascribed to it in Section 1.3(b)(ii) hereof.

            (aa) "EBIT FACTOR," with respect to any Contingency Period, has the meaning ascribed to it in the Contingency Payment Table.

            (bb)  "EMPLOYEE AGREEMENTS" has the meaning ascribed to it in
Section 2.23(b) hereof.

            (cc)  "EMPLOYEE BENEFIT PLANS" has the meaning ascribed to it in
Section 2.23(d) hereof.

            (dd) "EMPLOYEES" has the meaning ascribed to it in Section 2.23(a) hereof.

            (ee)  "EMPLOYMENT AGREEMENTS" has the meaning ascribed to it in
Section 1.7(b)(iii) hereof.

            (ff) "ENCUMBRANCE" means any mortgage, pledge, claim, lien, security interest, option, warrant, purchase right, easement, activity and use restriction or limitation, right-of-way, deed restriction, defect or imperfection of title, encumbrance or charge of any kind whatsoever, fixed or contingent.

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             **CONFIDENTIAL TREATMENT REQUESTED BY ASHWORTH, INC.**

            (gg) "ENVIRONMENTAL LAWS" means all applicable laws, regulations and other requirements of Governmental Entities or duties under common law relating to toxic or hazardous substances, wastes, pollution or to the protection of health, safety or the environment.

            (hh) "ENVIRONMENTAL PERMITS" means all licenses, permits and other authorizations or registrations required under all Environmental Laws.

            (ii) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

            (jj)  "FINANCIAL STATEMENTS" has the meaning ascribed to it in
Section 2.15(a) hereof.

            (kk) "FISCAL YEAR" means any full fiscal year of Buyer in which Buyer, or another Affiliate of Buyer, owns and operates the Company and its subsidiaries.

            (ll) "G. STILLWELL" has the meaning ascribed to it in the preamble to this Agreement.

            (mm) "GOVERNMENTAL ENTITY" means any court, arbitrator, federal, state or local government agency, regulatory body, or other governmental authority.

            (nn) "HAZARDOUS MATERIALS" means all substances defined as Hazardous Substances, Oils, Pollutants or Contaminants in the National Oil and Hazardous Substances Pollution Contingency Plan, 40 C.F.R. Section 300.5, or defined as such by, or regulated as such under, any Environmental Law or any other substances, materials, chemicals, wastes, petroleum products or byproducts, noise or odors regulated under, or with respect to which liability or standards of conduct are imposed by, any Environmental Laws.

            (oo) "HOLDBACK ACCOUNT" has the meaning ascribed to it in Section 1.4(a) hereof.

            (pp) "HOLDBACK AMOUNT" has the meaning ascribed to it in Section 1.4(a) hereof.

            (qq) "HOLDBACK EXPIRY" has the meaning ascribed to it in Section 1.4(b) hereof.

            (rr) "INDEMNITEE" means the entity or person entitled to indemnification under Article 7 hereof.

            (ss) "INDEMNITOR" means the party obligated to provide indemnity under Article 7 hereof.

            (tt) "INTELLECTUAL PROPERTY RIGHTS" means intellectual property rights arising from or in respect of the following, whether protected, created or arising under the laws of the United States or any other jurisdiction: (i) fictional business names, trade names, service names, registered and unregistered trademarks and service marks and logos (including any Internet

             **CONFIDENTIAL TREATMENT REQUESTED BY ASHWORTH, INC.**

domain names), and applications therefor; (ii) patents, patent rights and all applications therefor, including any and all continuation, divisional, continuation-in-part, or reissue patent applications or patents issuing thereon;
(iii) copyrights and all registrations and applications therefor; and (iv) know-how, trade secrets, inventions, discoveries, concepts, ideas, methods, processes, designs, formulae, technical data, drawings, specifications, data bases and other proprietary and confidential information, including customer lists, in each case to the extent not included in the foregoing clauses (i),
(ii) or (iii).

            (uu)  "IRS" means the U.S. Internal Revenue Service.

            (vv) "J. STILLWELL" has the meaning ascribed to it in the preamble to this Agreement.

            (ww) "KNOWLEDGE" or "KNOWN" means, with respect to any individual, the knowledge that such individual would reasonably possess after reasonable inquiry and investigation, including, without limitation, inquiry of employees responsible for any particular matter or, in the case of any entity, the knowledge that the directors, manager or officers of such entity would reasonably possess after investigation and reasonable inquiry.

            (xx) "KEY EMPLOYEES" means, with respect to any entity, (i) all officers, (ii) all members of senior management, and (iii) all salaried persons earning a base salary of $100,000 per annum or more.

            (yy)  "LEASED REAL PROPERTY" has the meaning ascribed to it in
Section 2.21(b)(i) hereof.

            (zz)  "LEASEHOLD IMPROVEMENTS" has the meaning ascribed to it in
Section 2.21(b)(iii) hereof.

            (aaa) "LOSSES" has the meaning ascribed to it in Section 7.1 hereof.

            (bbb) "MARK" means any fictional business name, trade name, service name, registered or unregistered trademark or service mark or logo (including any Internet domain names), or applications therefor.

            (ccc) "MARTIN" has the meaning ascribed to it in the preamble to this Agreement.

            (ddd) "MARTIN CONSULTING AGREEMENT" has the meaning ascribed to it in Section 4.4(c) hereof.

            (eee) "MATERIAL ADVERSE EFFECT" means an effect that either individually or in the aggregate is, or could reasonably be expected to be, materially adverse to the financial condition, results of operations or prospects of the Business.

            (fff) "MEMBERSHIP INTERESTS" has the meaning ascribed to it in Recital A hereof.

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             **CONFIDENTIAL TREATMENT REQUESTED BY ASHWORTH, INC.**

            (ggg) "MEMBERSHIP INTERESTS ASSIGNMENTS" has the meaning ascribed to it in Section 1.7(b)(ii) hereof.

            (hhh) "MEMBERSHIP SERVICES AGREEMENT" has the meaning ascribed to it in Section 4.4(c) hereof.

            (iii) "N. STILLWELL" has the meaning ascribed to it in the preamble to this Agreement.

            (jjj) "NON-FOREIGN AFFIDAVITS" has the meaning ascribed to it in
Section 1.7(b)(v) hereof.

            (kkk) "P. STILLWELL" has the meaning ascribed to it in the preamble to this Agreement.

            (lll) "PERMIT" means any permit, license or other authorization of any Governmental Entity.

            (mmm) "POST-CLOSING SHORT YEAR" has the meaning ascribed to it in
Section 4.2(a)(iii) hereof

      .     (nnn) "PRE-CLOSING SHORT YEAR" has the meaning ascribed to it in
Section 4.2(a)(iii) hereof.

            (ooo) "PURCHASE PRICE" means the Base Purchase Price, the Bradley Note and any Contingent Payments, subject to any adjustments provided in this Agreement.

            (ppp) "REAL PROPERTY LEASE" has the meaning ascribed to it in
Section 2.21(b)(i) hereof.

            (qqq) "SECURITIES ACT" means the Securities Act of 1933, as amended.

            (rrr) "SELLING MEMBERS" has the meaning ascribed to it in the preamble to this Agreement.

            (sss) "SUBORDINATION AGREEMENT" has the meaning ascribed to it in
Section 1.7(b)(vi) of this Agreement.

            (ttt) "SUBLEASE GUARANTY" has the meaning ascribed to it in Section 1.7(c)(v) of this Agreement.

            (uuu) "TAX" means any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security (or similar), sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not, imposed by any United States federal, state, local or foreign taxing authority.

             **CONFIDENTIAL TREATMENT REQUESTED BY ASHWORTH, INC.**

            (vvv) "TAX RETURNS" means all returns, declarations, reports, statements and other documents required to be filed in respect of any Taxes or any claim for refunds of any Taxes, including, without limitation, any amendments or supplements to any of the foregoing.

            (www) "THRESHOLD" has the meaning ascribed to it in Section 7.4(a) hereof.

            (xxx) "TRANSACTION DOCUMENTS" means this Agreement, the Membership Interests Assignments, the Employment Agreements, the Lease Amendment and the other documents and certificates to be executed and delivered in connection with the transactions contemplated by this Agreement.

            (yyy) "TREASURY REGULATIONS" means the federal income tax regulations, including any temporary or proposed regulations, promulgated under the Code.

            (zzz) "UNRESOLVED CLAIMS" has the meaning ascribed to it in Section 1.4(b) hereof.

            (aaaa) "WARN ACT" means the Worker Adjustment and Retraining Notification Act, as amended.

            (bbbb) "WARRANTY OBLIGATIONS" has the meaning ascribed to it in
Section 2.26 hereof.

            (cccc) "W.C. BRADLEY" has the meaning ascribed to it in the preamble to this Agreement.

            (dddd) "YOUNG AN HAT" has the meaning ascribed to it in the preamble to this Agreement.

      9.2 NOTICES. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed given upon personal delivery or one (1) business day after being sent via a nationally recognized overnight courier service if overnight courier service is requested from such service or upon receipt of electronic or other confirmation of transmission if sent via facsimile, to the parties, their successors in interest or their assignees at the following addresses and telephone numbers, or at such other addresses or telephone numbers as the parties may designate by written notice in accordance with this Section 9.2:

            If to Buyer:                   Ashworth Acquisition Corp.
                                           c/o Ashworth, Inc.
                                           2765 Loker Avenue West
                                           Carlsbad, California 92008
                                           Attn: President
                                           Telephone No.: (760) 929-6142
                                           Facsimile No.: (760) 929-4697

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             **CONFIDENTIAL TREATMENT REQUESTED BY ASHWORTH, INC.**

            With a copy to:                Gibson, Dunn & Crutcher LLP
                                           Jamboree Center
                                           4 Park Plaza
                                           Irvine, California 92614
                                           Attn: Mark W. Shurtleff, Esq.
                                           Telephone No.: (949) 451-3800
                                           Facsimile No.: (949) 451-4220

            IF TO A SELLING MEMBER:        W.C. Bradley Co.
                                           P.O. Box 140
                                           Columbus, Georgia 31902
                                           Attn: Robert H. Wright, Jr.
                                           Telephone No.: 706.571.6083
                                           Facsimile No.: 706.571.3404

                                           Bradley Specialty Retailing, Inc.
                                           P.O. Box 140
                                           Columbus, Georgia 31902
                                           Attn: Robert H. Wright, Jr.
                                           Telephone No.: 706.571.6083
                                           Facsimile No.: 706.571.3104

                                           Young An Hat Company, Ltd.
                                           202-1 Ojeung-Dong
                                           Bucheon-City, Kyunggi-do
                                           South Korea
                                           Attn: S. H. Baik
                                           Telephone No.: 822.662.1922
                                           Facsimile No.: 8232.676.7211

                                           J. Neil Stillwell
                                           5204 Stoney Brooke Drive
                                           Phenix City, Alabama 36867
                                           Telephone No.: 334.291.5151
                                           Facsimile No.: 334.448.8906

                                           Georgia Nell Stillwell
                                           5204 Stoney Brooke Drive
                                           Phenix City, Alabama 36867
                                           Telephone No.: 334.291.5151
                                           Facsimile No.: 334.448.8906

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             **CONFIDENTIAL TREATMENT REQUESTED BY ASHWORTH, INC.**

                                    Phil R. Stillwell
                                    401 Oliver Trail Lane
                                    Phenix City, Alabama 36867
                                    Telephone No.: 334.291.5151
                                    Facsimile No.: 334.448.8906

                                    Jeffery N. Stillwell
                                    210 N. Quail Lane
                                    Pine Mountain, Georgia 31822
                                    Telephone No.: 706.663.9729
                                    Facsimile No.: 706.663.9729

                                    Thomas Patrick Allison, Jr.
                                    5405 River Oak Way
                                    Phenix City, Alabama 36867
                                    Telephone No.: 334.291.5151
                                    Facsimile No.: 334.448.8906

                                    Calvin J. Martin, Jr.
                                    4730-18 Turnberry Lane
                                    Columbus, Georgia 31909
                                    Telephone No.: 706.563.6284
                                    Facsimile No.: 334.448.8906

            With a copy to:         Page, Scrantom, Sprouse, Tucker & Ford, P.C.
                                    P.O. Box 1099
                                    Columbus, Georgia  31902
                                    Attn:  David A. Buehler, Esq.
                                    Telephone No.: (706) 243-5617
                                    Facsimile No.: (706) 323-7519

      9.3 ASSIGNABILITY AND PARTIES IN INTEREST. This Agreement and the rights, interests or obligations hereunder may not be assigned by any of the parties hereto without the prior written consent of the other parties hereto. This Agreement shall inure to the benefit of and be binding upon each Selling Member and Buyer and their respective permitted successors and assigns. Except as provided by Article 7 hereof, nothing in this Agreement will confer upon any person or entity not a party to this Agreement, or the legal representatives of such person or entity, any rights or remedies of any nature or kind whatsoever under or by reason of this Agreement.

      9.5 COMPLETE AGREEMENT. This Agreement, the exhibits and schedules hereto and the other Transaction Documents contain or will contain the entire agreement between the parties hereto with respect to the transactions contemplated herein and therein and shall supersede all previous oral and written and all contemporaneous oral negotiations, commitments, and understandings. The exhibits and schedules to this Agreement are considered an integral part of this Agreement and are hereby incorporated into this Agreement by reference.

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             **CONFIDENTIAL TREATMENT REQUESTED BY ASHWORTH, INC.**

      9.6 MODIFICATIONS, AMENDMENTS AND WAIVERS. This Agreement may be amended, modified or supplemented only by written agreement of the Selling Members, on the one hand, and Buyer, on the other hand. Any failure of a Selling Member, on the one hand, or Buyer, on the other hand, to comply with any obligation, covenant, agreement, or condition herein may be waived by Buyer, on the one hand, or the Selling Members, on the other hand, only by a written instrument signed by an officer of the party granting such waiver. Notwithstanding the foregoing, any such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement, or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing. Notwithstanding any provision in this Agreement to the contrary, any term of this Agreement may be amended, modified or supplemented, the observance of any term of this Agreement may be waived and any other matter requiring the written consent or approval of the Selling Members may be effected, with the written consent of Buyer and the Selling Members holding at least a majority in interest of the Membership Interests. Each Selling Member hereby acknowledges and confirms that any amendment, modification, supplement, waiver or other action effected in accordance with this Section 9.6 shall be binding upon each Selling Member.

      9.7 HEADINGS; REFERENCES. The headings contained in this Agreement and the other Transaction Documents are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement or any other Transaction Document.

      9.8 GOVERNING LAW. This Agreement and the other Transaction Documents shall be governed by, and construed and enforced in accordance with, the internal laws of the State of Delaware, without regard to the conflict of laws principles thereof.

      9.9 ARBITRATION. The parties hereto agree that all disputes, controversies or claims that may arise out of, or relate to, this Agreement or any of the Transaction Documents shall be submitted to, and determined by, binding arbitration. Such arbitration shall be conducted before a single arbitrator in Kansas City, Missouri pursuant to the Commercial Arbitration Rules then in effect of the American Arbitration Association, except to the extent such rules are inconsistent with this Section 9.9. The arbitrator shall apply the laws of the State of Delaware (without regard to conflict of law rules) in determining the substance of the dispute, controversy or claim and shall decide the same in accordance with applicable usages and terms of trade. The prevailing party in any such arbitration shall be entitled to recover its reasonable attorneys' fees, costs and expenses incurred in connection with the arbitration. Any award pursuant to such arbitration shall be final and binding upon the parties, and judgment on the award may be entered in any federal or state court sitting in any court having jurisdiction. The obligations set forth in this
Section 9.9 shall survive the termination of this Agreement.

      9.10 SEVERABILITY. Any provision of this Agreement which is invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity, illegality, or unenforceability, without affecting in any way the remaining provisions hereof in such jurisdiction or rendering that or any other provisions of this Agreement invalid, illegal, or unenforceable in any other jurisdiction. In case any provision of this Agreement is found by a court of competent jurisdiction to be invalid, illegal or unenforceable, it will, to the

             **CONFIDENTIAL TREATMENT REQUESTED BY ASHWORTH, INC.**

extent practicable, be deemed modified so as to make it valid, legal and enforceable and to retain as nearly as practicable the intent of the parties.

      9.11 EXPENSES OF TRANSACTIONS. Except as otherwise provided in this Agreement, (a) all fees, costs and expenses incurred by Buyer in connection with the transactions contemplated by this Agreement shall be borne by Buyer, and (b) all fees, costs and expenses incurred by any Selling Member in connection with the transactions contemplated by this Agreement shall be borne by such Selling Member.

      9.12 ATTORNEYS' FEES. If Buyer or any of its Affiliates, successors or assigns brings any Action against any Selling Member or any of its, his or her respective Affiliates, successors or assigns, or if any Selling Member or any of its, his or her respective Affiliates, successors or assigns brings any Action against Buyer or any of its Affiliates, successors or assigns, in addition to any damages and costs which the prevailing party otherwise would be entitled, the non-prevailing party shall pay to the prevailing party its, his or her actual attorneys' fees and costs incurred in bringing and prosecuting such Action and/or enforcing any Decision granted therein, all of which shall be deemed to have accrued on the commencement of such Action and shall be paid whether or not such action is prosecuted to a Decision. Any Decision entered in such Action shall contain a specific provision providing for the recovery of attorneys' fees and costs incurred in enforcing such Decision. For the purposes of this Section 9.12 attorneys' fees shall include, without limitation, fees incurred in the following: (a) postjudgment motions and collection actions; (b) contempt proceedings; (c) garnishment, levy and debtor and third party examinations; (d) discovery; and (e) bankruptcy litigation.

      9.13  SURETYSHIP WAIVER.

            (a) Availability of Recourse. Without in any manner limiting the obligations of any party under this Agreement, Buyer may, subject to the terms and conditions hereof, (i) accept partial payments from any Selling Member on account of the obligations under this Agreement; (ii) release or substitute any Selling Member, and otherwise deal with any Selling Member as Buyer may determine in accordance with the terms hereof and applicable law; (iii) settle or release, either by agreement or by operation of law, any Selling Member; and
(iv) proceed directly against the property of any Selling Member without proceeding against any other Selling Member to collect and recover the proportionate amount of the obligations or any portion thereof, and each Selling Member waives any right to require Buyer to proceed against any other Selling Member, or pursue any other remedy whatsoever.

            (b) Waiver of Defenses. Each Selling Member hereby waives any defense arising by reason of any disability or other defense of the other or by reason of the cessation from any action of any kind against the other. Buyer may, in its sole discretion, exercise any right or remedy it may have against any Selling Member without affecting or impairing in any way the liability of the others hereunder. The rights of Buyer under this Agreement and the other Transaction Documents will be enforceable without regard to the validity, regularity or enforceability of the obligations of any Selling Member or any document evidencing the same.

            (c) Subrogation. Until all of the obligations under this Agreement and the other Transaction Documents have been fully and finally satisfied, no Selling Member shall have

             **CONFIDENTIAL TREATMENT REQUESTED BY ASHWORTH, INC.**

any right of subrogation to any of the rights of Buyer against any Selling Member and each Selling Member hereby waives any right to enforce any remedy which Buyer now has or may hereafter have against any Selling Member.

            (d) Financial Condition. Each Selling Member assumes the responsibility for being and keeping itself informed of the financial condition of the other Selling Members. Buyer shall have no duty to advise any Selling Member regarding such condition.

            (e) Election of Remedies. Each Selling Member hereby waives all rights and defenses arising out of an election of remedies by Buyer even though that election of remedies has destroyed any Selling Member's rights of subrogation, reimbursement and/or contribution against the other.

            (f) Limitation of Liability Nothing herein shall be construed to increase any Selling Member's liability exposure to any amount in excess of Selling Member's Proportionate Liability, except as otherwise set forth herein.

      9.14 NO SET-OFF. No amounts due any Selling Member from Buyer pursuant to this Agreement or any other agreement contemplated herein shall be subject to any right of set-off, said set-off right being hereby waived by Buyer.

      9.15 FURTHER ASSURANCES. Upon the reasonable request of a party or parties hereto at any time after the Closing Date, the other party or parties shall forthwith execute and deliver such further instruments of assignment, transfer, conveyance, endorsement, direction or authorization and other documents as the requesting party or parties or its, his, her or their counsel may reasonably request in order to effectuate the purposes of this Agreement.

      9.16 FACSIMILES; COUNTERPARTS. Facsimile transmission of any signed original document and/or retransmission of any signed facsimile transmission will be deemed the same as delivery of an original. At the request of any party, the parties will confirm facsimile transmission by signing a duplicate original document. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute but one and the same instrument.

         [The remainder of this page has been intentionally left blank;
                            signature page follows.]

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             **CONFIDENTIAL TREATMENT REQUESTED BY ASHWORTH, INC.**

      IN WITNESS WHEREOF, each of the parties hereto has executed this Membership Interests Purchase Agreement as of the date first written above.

                                             SELLING MEMBERS:

                                             W. C. Bradley Co.,
                                             a Georgia corporation

                                             By:    /s/ William B. Turner, Jr.

                                             Name:  William B. Turner, Jr.

                                             Title: President

                                             Bradley Specialty Retailing, Inc.,
                                             a Georgia corporation

                                             By:      /s/ William B. Turner, Jr.

                                             Name:  William B. Turner, Jr.

                                             Title: Chairman

                                             Young An Hat Company,
                                             a Korean entity

                                             By:    /s/ S. H. Baik

                                             Name:  S. H. Baik

                                             Title: Chairman

                                             J. Neil Stillwell, an
                                             individual

                                             /s/ J. Neil Stillwell

             **CONFIDENTIAL TREATMENT REQUESTED BY ASHWORTH, INC.**

                                      Georgia Nell Stillwell,
                                      an individual

                                      /s/ Georgia Nell Stillwell
                                      -------------------------------

                                      Phil R. Stillwell,
                                      an individual

                                      /s/ Phil R. Stillwell
                                      ---------------------------------

                                      Jeffery N. Stillwell,
                                      an individual

                                      /s/ Jeffery N. Stillwell
                                      ---------------------------------

                                      Thomas Patrick Allison, Jr.,
                                      an individual

                                      /s/ Thomas Patrick Allison, Jr.
                                      ---------------------------------

                                      Calvin J. Martin, Jr.,
                                      an individual

                                      /s/ Calvin J. Martin, Jr.
                                      ---------------------------------

                                      BUYER:

                                      Ashworth Acquisition Corp.,
                                      a Delaware corporation

                                      By:   /s/ Randall L. Herrel, Sr.
                                            ----------------------------
                                      Name:    Randall L. Herrel, Sr.

                                      Title: President

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

             **CONFIDENTIAL TREATMENT REQUESTED BY ASHWORTH, INC.**

                                  SCHEDULE 1.3

                              INSTALLMENT PAYMENTS

                                    SECTION 1

                                   DEFINITIONS

      As used in this Schedule 1.3, the following terms shall have the meanings set forth below, and all capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Agreement:

      1.1 Business. The business of the Company and its subsidiaries, as such business may be expanded.

      1.2 EBIT. The calculation of EBIT of the Business for each Fiscal Year during the Installment Period shall be completed as soon as practicable after completion of audited financial statements as follows:

      The "Revenues of the Business", as defined herein, less the operating expenses of the Business (inclusive of all operations, sales, general and administrative expenses) during the relevant accounting period, exclusive of (i) interest expense, (ii) book tax expense, (iii) the cumulative effect of changes in accounting principles (if any) adopted by the Company subsequent to the Closing Date, (iv) any management fee, charge, overhead allocation or similar items charged or chargeable by Buyer as a result of Buyer's expenses (as opposed to the Selling Member's), (v) the amount of expense attributable to legal and accounting services in excess of the amounts shown on Exhibit B attached hereto, (vi) accounting for the effect of purchase accounting or costs as a result of Buyer's acquisition of the Company, and (vii) commission payments made by the Company to sales representatives that are directly related to the sale of Ashworth and Callaway branded apparel, excluding any such commission payments related to headwear sales.

      1.3 EBIT Carry Forward. The aggregate amount by which EBIT for each Fiscal Year during the term hereof exceeded the EBIT Target for such Fiscal Year, reduced by any amounts added to a previous Fiscal Year's EBIT as provided in
Section 1.5 captioned EBIT Target Percentage.

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             **CONFIDENTIAL TREATMENT REQUESTED BY ASHWORTH, INC.**

      1.4 EBIT Target. The EBIT Target for each Fiscal Year of the Installment Period shall be as follows:

FISCAL                         EBIT
 YEAR                         TARGET

 2004                         $****

 2005                         $****

 2006                         $****

 2007                         $****

 2008                         $****
                              -----
Total                         $****

      1.5 EBIT Target Percentage. A percentage, not exceeding 100%, represented by a fraction, the numerator of which is the EBIT for the immediately preceding Fiscal Year plus any EBIT Carry Forward (but only to the extent necessary to increase the numerator to an amount not to exceed the EBIT Target for such year) and the denominator of which is the EBIT Target for such Fiscal Year.

      1.6 Fiscal Year. During the Installment Period, the Fiscal Year of the Business commencing on November 1 and ending on October 31 of each such year, provided, however, for purposes of this Agreement the 2004 Fiscal Year shall commence on July 1, 2004 and run through October 31, 2004.

      1.7 Flat Installment Payment. **** ($****) per year, totaling **** ($****) over a period of four (4) years commencing Fiscal Year 2005 and ending Fiscal Year 2008.

      1.8 Gross Margin. The calculation of the gross margin of the Business for each Fiscal Year during the Installment Period shall be based upon the Company's internal calculations as traditionally determined and consistently applied.

      1.9 Individual Installment Percentage. That percentage of each Installment Payment to be paid to each Participating Selling Member each Fiscal Year as shown across from each of the Participating Selling Member named below (each a "Participating Selling Member"):

                                                      INDIVIDUAL
      SELLER                                    INSTALLMENT PERCENTAGE
J. Neil Stillwell                                        20 %

Phil R. Stillwell                                        20 %

Jeffery N. Stillwell                                     20 %

Thomas Patrick Allison, Jr.                              20 %

Calvin J. Martin, Jr.                                    20 %

             **CONFIDENTIAL TREATMENT REQUESTED BY ASHWORTH, INC.**

      1.10 Variable Installment Amount. **** ($****).

      1.11 Installment Factor. The percentage of the Variable Installment Amount payable as a Variable Installment Payment for each Fiscal Year of the Installment Period follows:

                                       INSTALLMENT
FISCAL YEAR                              FACTOR
   2004                                     9%

   2005                                    18%

   2006                                    21%

   2007                                    24%

   2008                                    28%
                                          ---
  Total                                   100%

      1.12 Installment Payment. The Variable Installment Payment and the Flat Installment Payment.

      1.13 Installment Period. The period beginning on July 1, 2004 and continuing through October 31, 2008.

      1.14 Payment Date. The date on which the Installment Payment will be made pursuant to Section 2 hereof, which shall be no later than ninety (90) days after each Fiscal Year End, unless the persons entitled to such payment shall otherwise agree in writing.

      1.15 Revenues of the Business. All revenues of the Business from all sources during each Fiscal Year of the Installment Period excluding any earnings attributable to sales of "Ashworth" and "Callaway" branded apparel (with the exception of headwear and other non-apparel merchandise, the earnings from sales of which shall not be excluded).

      1.16 Participating Selling Member's Accountant. The certified public accounting firm retained by the Participating Selling Members in connection with the determination of the Calculated Amounts as defined in Section 3 of this
Schedule 1.3.

      1.17 Brands Sales and Gross Margin. The Top-Line Net Sales for each of the Brands and Gross Margins are set forth as follows:

                                  SALES AND
BRAND                            GROSS MARGIN               ACTUAL 2003
KUDZU                            Net Sales                      $****
                                 Gross Margin                    ****%

THE GAME                         Net Sales                      $****
                                 Gross Margin                    ****%

             **CONFIDENTIAL TREATMENT REQUESTED BY ASHWORTH, INC.**

OUTDOOR DIRECT           Net Sales                      $****
                         Gross Margin                    ****%

      1.18 Variable Installment Payment. The product of the Variable Installment Amount multiplied by the Installment Factor for a Fiscal Year, multiplied by the EBIT Target Percentage for such Fiscal Year.

                                    SECTION 2
                              INSTALLMENT PAYMENTS

      2.1. Qualification. If (i) the Company's EBIT Target Percentage for a Fiscal Year meets or exceeds 80% for such Fiscal Year, and (ii) the Company maintains or increases its Top-Line Net Sales and existing Gross Margin in The Game, Kudzu and Outdoors Direct brands (the "Brands"), at or above the levels set forth in Section 1.17 of this Schedule 1.3, (Top-Line Net Sales and existing Gross Margins in each of the Brands may be supplemented by sales and Gross Margins - the latter being calculated on a weighted average based on such supplemental sales plus sales under the Brands - from the Company's other distribution channels with Gross Margins that are at least equal to the existing Gross Margins in the Brands, as set forth in Section 1.17), during such Fiscal Year, then Buyer shall make an Installment Payment to each of the Participating Selling Members based on their respective Individual Installment Percentage.

      2.2 Time of Payments. Any Installment Payments, including any make-up payment, for each Fiscal Year shall be made within ninety (90) days after the end of a Fiscal Year.

      2.3. Make-Up Payment. Final make-up payments of any unpaid Installment Amount shall be made after determination of Fiscal Year 2008's EBIT provided that the total aggregate EBIT for the Fiscal Years during the Installment Period is greater than $****. In such event, a final make-up Installment Payment shall be paid to the Participating Selling Members, based upon the Individual Installment Percentages, in such amounts necessary to increase the total aggregate of all Installment Payments under this Agreement to $6,500,000.

      2.4 Treatment of Payments. Buyer shall pay and report the Installment Payments, if any, to the Selling Member as installment payments for the interests of the Company that the Participating Selling Members sold to Buyer on the Closing Date. As such, each such Installment Payment shall include, and which shall not increase the amount of such Installment Payment, simple interest at the rate of three and one-half percent (3-1/2 %) per annum. Any payments to be made pursuant to this Section 2 shall be made, at the option of each recipient, by certified or official bank check or by wire transfer of same day funds to a bank designated by such recipient.

                                    SECTION 3
                          COMPUTATION AND VERIFICATION

      3.1. Computations. All computations of Revenues and EBIT (collectively, the "Calculated Amounts") with respect to any Fiscal Year shall be undertaken by the Company using financial statements for such Fiscal Year prepared in accordance with generally accepted accounting principles consistently applied, and reported by the Company to Buyer and the participating Selling Members by a written notice.

      3.2. Dispute Procedure. If there should be any disagreement between a Selling Member and Buyer as to the proper computation of the Calculated Amounts, Buyer's Accountant and the Participating

             **CONFIDENTIAL TREATMENT REQUESTED BY ASHWORTH, INC.**

Selling Member's Accountant shall undertake to reach agreement as to the Calculated Amounts and shall promptly notify Buyer and such Participating Selling Member in writing as to such agreement. Any such agreement by such accountants shall be conclusive and binding on the parties hereto. If within twenty (20) business days after the matter is referred to them, the Participating Selling Member's Accountant and Buyer's Accountant are unable to agree as to the Calculated Amounts, such accountants jointly shall promptly select a third independent certified public accounting firm (the "Third Accountant"). The Third Accountant shall, within twenty (20) business days after the matter is referred to it, notify Buyer and Seller in writing of its determination of the Calculated Amounts. Any such determination by the Third Accountant shall (i) not be less than the Calculated Amounts as determined by Buyer's Accountant nor be greater than the Calculated Amounts as determined by the Participating Selling Member's Accountant, and (ii) be conclusive and binding on the parties hereto.

      3.3. Fees and Expenses. The fees and expenses of the Third Accountant, and all other costs associated with any dispute in which a Third Accountant is appointed, shall be paid by the non-prevailing party in the resolution procedure set forth above, provided that each of Buyer and Selling Member shall be responsible for its own attorneys' fees, accountants' fees and other expenses incurred in connection with the dispute. For purposes of this Section 3, the non-prevailing party shall be considered to be the party whose proposed Calculated Amounts differ the most, in the aggregate, from the Calculated Amounts determined by the Third Accountant.

                                    SECTION 4
                          ADDITIONAL CONTROL PROVISIONS

      4.1 Ownership Structure. Buyer shall own and operate the Company as a stand alone subsidiary of Buyer, with its own management and financial statements.

      4.2 Intercompany Services. Buyer agrees to charge the Company only for services requested by the Company or for services Buyer is required by law to provide or undertake with respect to its subsidiaries (exclusive of general governance services). All intercompany expenses, if any, will be billed at actual costs. All such costs will be cleared monthly by cash transfers in response to an invoice or other documentation. Buyer will provide such information as may be reasonably requested by the Company for the purpose of permitting the Company to verify the pricing for intercompany services provided by Buyer.

      4.3 Accounting Controls. The parties agree that for the purposes of calculations of all amounts in this Schedule 1.3 the Company will continue to account for the results of its operations in conformity with generally accepted accounting principles as historically and consistently applied by the Company from the Closing Date through October 31, 2008. The Company shall make day-to-day operational decisions that are in the best interests of, and provide sound economic benefit for the Company. Any material changes in existing financial policies, accounting practices, reserve and accrual assumptions and capitalization practices may be made by the participating Selling Members with the written concurrence of Buyer.

            For purposes of the calculations under this Schedule 1.3, the financial statements of the Company will be prepared on a stand alone basis unless otherwise authorized by the majority vote of the Participating Selling Members.